DATED 28 MARCH 2019
KASPI.KZ JSC AND THE BANK OF NEW YORK MELLON
DEPOSIT AGREEMENT RELATING TO AN OFFERING OF GLOBAL DEPOSITARY RECEIPTS REPRESENTING COMMON SHARES OF KASPI.KZ JSC

Contents
Clause	Page
1. Interpretation	1
2. Form of GDRS	6
3. Appointment of Custodian(s), Deposit and Withdrawal of Deposited Property	9
4. Transfer of GDRS and exchange of Interests in Master GDRS	12
5. Voting of Shares	13
6. Conditions	15
7. Undertakings of the Company	15
8. Withholding Taxes and Applicable Laws	17
9. Liability	18
10. Depositary's Fees, Costs, Expenses and Indemnities	22
11. Currency Conversion	24
12. Resignation and Removal of the Depositary	25
13. Termination of Deposit Agreement	25
14. Amendment of Deposit Agreement and Conditions	26
15. Information for Regulatory Compliance	26
16. Notices	27
17. Severability	27
18. Copies of this Agreement	27
19. Governing Law	28
20. Jurisdiction	28
21. Arbitration	29
22. Third Party Rights	31
23. Counterparts	31
24. Language	31
Schedule 1 Forms of Certificate In Definitive Registered Form Representing Global Depositary Receipts	32
Schedule 2	67
Part A Form of Regulation S Master GDR	67
Part B Form of Rule 144A Master GDR	73
Schedule 3	80
Part A Certificate and Agreement of persons acquiring the Regulation S GDRs upon Deposit of Shares in the Regulation S Facility pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement	80
Part B Certificate and Agreement of persons receiving Deposited Property upon withdrawal in relation to the Regulation S GDRs pursuant to Condition 1 of the GDRs and Clause 3.5 of the Deposit Agreement	82
Schedule 4	84
Part A Certificate and Agreement of Acquirors of Rule 144A GDRs upon Deposit of Shares in the Rule 144A Facility pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement	84
Part B Certificate and Agreement of Person Receiving Deposited Property Upon Withdrawal In Relation To The Rule 144A GDRs Pursuant To Condition 1 and Clause 3.5 of the Deposit Agreement	86
Exhibit A Deed Poll	88
Exhibit B Letter of Representations	94

THIS DEPOSIT AGREEMENT is made on 28 March 2019

BETWEEN:

(1)	KASPI.KZ JSC (the "Company"); and
(2)	THE BANK OF NEW YORK MELLON in its capacity as Depositary for the Regulation S Facility and the Rule 144A Facility, each as defined below, (the "Depositary") which expression shall wherever the context so admits include any other depositary appointed by the Company pursuant to this Agreement.

NOW IT IS HEREBY AGREED AND DECLARED as follows:

1.	Interpretation
1.1	The following expressions shall have the following meanings.

"Agent" means any agent appointed by the Depositary pursuant to Condition 17.

"Authorised Signatory" means, in relation to the Depositary, a person duly authorised and having the necessary power on its behalf to sign the GDRs.

"Bank" means any second-tier bank incorporated in Kazakhstan from time to time.

"Bank Holding" means a legal entity (except for, inter alia, the state of Kazakhstan, the national managing holding, an organisation specialising in improving the quality of credit portfolios of second-tier banks and subsidiaries of the NBK), which, directly or indirectly (whether independently or jointly with another person):

(i)	may own 25 per cent or more of a Bank’s placed shares (excluding preferred shares and shares redeemed by such Bank); or
(ii)	will be able to vote with 25 per cent or more of a Bank’s voting shares; or
(iii)	will determine the decisions taken by a Bank, by virtue of a contract or otherwise, or have control.

"Blacklisted Jurisdiction" means any jurisdiction included in the list of blacklisted jurisdictions maintained by the NBK from time to time.

"business day" means a day on which commercial banks are open for business in Astana, London and New York.

"certificate in definitive registered form" or "certificate representing GDRs" means a certificate issued in respect of GDRs which are not represented by interests in the Master GDRs and issued substantially in the form set out in Schedule 1, as the same may be amended from time to time pursuant to this Agreement.

"Clearstream" means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg.

"Conditions" means the terms and conditions set out in Schedule 1 applicable to the GDRs as the same may be modified in accordance with the provisions of this Agreement, and "Condition" refers to a numbered paragraph of the Conditions (but not to the italicised portions thereof).

"Custodian" means AO Raiffeisenbank as custodian for the Depositary in Moscow for the purposes of this Agreement and/or such other successor or additional custodian or custodians of the Deposited Property as may from time to time be appointed by the Depositary pursuant to Clause 3.1, and shall also mean collectively all of them.

"Deed Poll" means the deed poll dated on or about   28 March  2019 executed by the Company substantially in the form set out in Exhibit A as amended or restated from time to time.

"Deposited Property" means and includes the Deposited Shares and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to the Deposited Shares pursuant to the provisions of this Agreement together with any right of the Depositary or the Custodian to receive Deposited Shares or any such rights, interests and securities, property and cash as aforesaid.

"Deposited Shares" means the Shares which are for the time being deposited with and held by the Custodian or its agents on behalf of the Depositary pursuant to the terms of this Agreement and such other Shares and securities received by the Depositary or the Custodian in respect thereof and held pursuant to the terms of this Agreement.

"Distribution Compliance Period" means the 40-day period after the latest of (i) the commencement of the offering of GDRs, (ii) the original issue date of the GDRs and (iii) the latest issue date with respect to the additional GDRs (if any) issued pursuant to over-allotments.

"DTC" means The Depository Trust Company or any successor thereof.

"Euroclear" means Euroclear Bank SA/NV, as operator of the Euroclear System.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

“Facility” means both or either the Regulation S Facility and/or the Rule 144A Facility.

"FATCA" means (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any associated regulations or other official guidance, (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i), (iii) any agreement pursuant to the implementation of paragraphs (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental authority or tax authority in any other jurisdiction or (iv) any arrangements with a similar effect or intent as paragraphs (i) to (iii) (including, for the avoidance of doubt any agreement implementing any similar arrangements) involving any jurisdiction.

"GDRs" means the registered Global Depositary Receipts issued hereunder which are from time to time outstanding and (except for where the context indicates otherwise) includes the Master GDRs issued pursuant to Clause 2, and any temporary GDR which may be issued pursuant to this Agreement from time to time.

"Holder" means the person or persons recorded in the Register as holder for the time being of a GDR.

"Identity Information" has the meaning given to it in Clause 5.1.

"Insolvency Event" means any of the following (i) the Company becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator is appointed (or application for any such appointment is made) in respect of the Company or the whole or any substantial (in the opinion of the Depositary) part of the undertaking, assets and revenues of the Company, (iii) the Company takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of any indebtedness given by it, (iv) the Company ceases or threatens to cease to carry on all or any substantial part of its business, or (v) an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Company.

"Letter of Representations" means the Letter of Representations from the Depositary to DTC, as described in Clause 2.3 and substantially in the form set out in Exhibit B.

"Local Restrictions" has the meaning given to it in Clause 5.3.

"Main Office" means, in relation to the Custodian, its head office in Moscow or such other location as may be designated by the Custodian with the approval of the Depositary.

"Major Participant" means an individual or a legal entity (except for, inter alia, the state of Kazakhstan, the national managing holding, an organisation specializing in improving the quality of credit portfolios of second-tier banks and subsidiaries of the NBK), which, directly or indirectly (whether independently or jointly with another person):

(i)	may own 10 or more per cent. of placed shares of a Bank (excluding preferred shares and shares redeemed by such Bank); or
(ii)	will be able to vote with 10 or more per cent. of a Bank's voting shares; or
(iii)	will have the ability to influence the decisions taken by a Bank by virtue of an agreement or otherwise.

"Master GDR" means either of the Regulation S Master GDR, the Rule 144A Master GDR and any temporary master GDR which may represent GDRs issued pursuant to this Agreement from time to time, and "Master GDRs" means all of them.

"NBK" means the National Bank of the Republic of Kazakhstan.

"Offering" means the offer of GDRs contemplated by the Underwriting Agreement.

"owner of GDRs" means in respect of any GDRs represented by interests in (i) the Regulation S Master GDR, such person whose name appears in the records of Clearstream or Euroclear or (ii) the Rule 144A Master GDR, such person whose name appears in the records of DTC, in each case, as the owner of a particular amount of GDRs, and in respect of any other GDR, the Holder thereof.

"owner of Regulation S GDRs" means in respect of the Regulation S Master GDR, such person whose name appears in the records of Euroclear or Clearstream as the owner of a particular amount of Regulation S GDRs, and in respect of any other Regulation S GDR, the Holder thereof.

"owner of Rule 144A GDRs" means in respect of the Rule 144A Master GDR, such person whose name appears in the records of DTC as the owner of a particular amount of Rule 144A GDRs, and in respect of any other Rule 144A GDR, the Holder thereof.

"prospective purchaser" means a prospective purchaser of a GDR or interest therein designated as such, and notified to the Depositary, by a Holder or an owner of GDRs.

"record date" means (i) in respect of any meeting of shareholders of the Company, any dividend or distribution in cash or of Shares, or any distribution of rights or for any other purpose, the record date (or any particular time on such date) set by the Company therefor, and (ii) in respect of any case where a record date is required in relation to the GDRs, the date set by the Depositary in accordance with the Conditions.

"Register" means the register of Holders referred to in Clause 2.2.

"Regulation S Facility" means the account in the books and records of the Depositary reflecting the Regulation S GDRs representing Shares and other Deposited Property held by the Depositary directly and/or in its account at the Custodian.

"Regulation S GDRs" means the GDRs offered and sold outside of the United States in off-shore transactions in reliance on Regulation S under the Securities Act.

"Regulation S Master GDR" means the Regulation S Master GDR issued substantially in the form set out in Schedule 2 Part A, pursuant to Clause 2, as the same may be amended from time to time pursuant to the terms of this Agreement.

"Rule 144A Facility" means the account in the books and records of the Depositary reflecting the Rule 144A GDRs representing Shares and other Deposited Property held by the Depositary directly and/or in its account with the Custodian.

"Rule 144A GDRs" means the GDRs offered and sold in the United States in accordance with Rule 144A under the Securities Act.

"Rule 144A Master GDR" means the Rule 144A Master GDR issued substantially in the form set out in Schedule 2 Part B pursuant to Clause 2 as the same may be amended from time to time, pursuant to this Agreement.

"Securities Act" means the United States Securities Act of 1933, as amended.

“Shareholders” means the holders of Shares as at the date of this Agreement.

"Shares" means fully paid registered common shares of the Company.

"specified office" of any person means the office of such person specified in Clause 16 hereof or such other or further offices (outside the United States of America) as may from time to time be duly notified to the Holders.

"Termination Option Event" means an event as described in Condition 4 or 6.

"Underwriters" means the banks and other financial institutions referred to as Underwriters in the Underwriting Agreement.

"Underwriters Agreement" means the agreement to be entered into between the Company and the Underwriters in connection with the Offering.

"United States" means the United States as that term is defined in Regulation S under the Securities Act.

1.2
(a)	In this Agreement, where the context so permits, words importing the singular number only shall include the plural number and vice versa, words importing the masculine gender shall include the feminine gender and vice versa and words importing persons shall include firms, partnerships, trusts and corporations.
(b)	References in this Agreement to Exhibits, to Schedules and to Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Exhibits and Schedules to this Agreement and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Agreement.
(c)	References in this Agreement to remuneration or costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.
(d)	References in this Agreement to tenge shall be construed as references to the currency of Kazakhstan and shall include any successor currency.
(e)	References in this Agreement to "dollars", "U.S.$" and "$" shall be construed as references to United States dollars which are freely transferable by residents and non-residents of the United States and convertible by such persons into any other freely convertible currency unless such transferability and convertibility is restricted by any law or regulation of general application, in which event references to "dollars", "U.S.$" and to "$" shall be construed as references to such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts in the United States.
(f)	References in this Agreement to any statute or a provision of any statute shall be deemed to include a reference to any statute or the provision of any statute which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.
(g)	References in this Agreement to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method or judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceedings described or referred to in this Agreement.
(h)	Words and phrases defined in the Conditions shall have the same meaning where used herein, unless the context otherwise requires.
(i)	References in this Agreement to this Agreement shall be construed as references to this Agreement as amended or varied from time to time in accordance with the terms of this Agreement and Condition 21.
(j)	References in this Agreement to Kazakhstan shall be construed as references to the Republic of Kazakhstan.
1.3	The headings to Clauses and Conditions are inserted for convenience and shall not affect the construction of this Agreement.
2.	Form of GDRS
2.1	The Deposited Shares shall be held by the Custodian and registered in the name of the Custodian or its nominee or the Depositary or its nominee. Certificates in definitive registered form in respect of GDRs, and the Master GDRs, shall have endorsed thereon the Conditions in or substantially in the form set out in Schedule 1 and shall be signed by an Authorised Signatory.
2.2	The GDRs will initially be represented by (i) a single Regulation S Master GDR in registered form and (ii) a single Rule 144A Master GDR in registered form, in the respective forms set out in Schedule 2, which will be printed or typewritten and signed manually by an Authorised Signatory. The initial issuance of GDRs to the Shareholders pursuant to this Agreement is subject to (i) the Company having executed the Deed Poll; (ii) the delivery to the Depositary of a "no registration" opinion of US counsel in form and substance satisfactory to the Depositary; (iii) the delivery to the Depositary of an opinion of Kazakhstani counsel in form and substance satisfactory to the Depositary; (iv) the delivery to the Custodian of one or more share certificates in respect of the number of Shares as agreed between the Company and the Depositary, or equivalent evidence acceptable to the Depositary that such number of Shares have been registered in the name of the Depositary or its nominee or the Custodian or its nominee; (v) the Depositary receiving confirmation from the Company that the Deposited Shares have been issued as fully paid; (vi) the Company having registered (or procured the registration of) the Depositary or its nominee or the Custodian or its nominee as the holder of the Deposited Shares in its register of shareholders; (vii) the Depositary being notified by or on behalf of the Company as to the number of Shares to be represented by each of the Master GDRs; and (viii) the Depositary and the Custodian causing the establishment of each of the Regulation S Facility and the Rule 144A Facility and accepting the deposit of Shares therein, the Depositary will deliver the Regulation S Master GDR to a common depositary in London for Clearstream and Euroclear and will register it in the name of the relevant nominee for Clearstream and Euroclear, and will hold (as custodian for DTC) the Rule 144A Master GDR and will register it in the name of DTC or its nominee. The Regulation S GDRs shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares. The Rule 144A GDRs shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any unrestricted depositary receipt facility relating to the Shares. Each temporary Master GDR shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares.

Any further GDRs issued pursuant to Condition 1.4 which (i) represent Shares which have rights (whether dividend rights or otherwise) which are different from the rights attaching to the Shares represented by the outstanding GDRs, or (ii) are otherwise not fungible (or are to be treated as not fungible) with the outstanding GDRs, will be represented by a GDR certificate in definitive registered form or a separate temporary Regulation S Master GDR and/or temporary Rule 144A Master GDR. Upon becoming fungible with outstanding GDRs, such further GDRs shall be evidenced by a Regulation S Master GDR and/or a Rule 144A Master GDR (by increasing the total number of GDRs evidenced by the relevant Regulation S Master GDR or Rule 144A Master GDR by the number of such further GDRs, as applicable).

The Depositary shall maintain, or cause to be maintained, at all times outside the United Kingdom and Kazakhstan, a register of Holders, showing the number of GDRs represented by the respective Master GDRs and the number of GDRs in respect of which certificates in definitive registered form have been issued and which remain outstanding from time to time, the date of issue and all subsequent transfers and changes of ownership in respect thereof, and the names and addresses of Holders. The Depositary agrees to maintain records of all GDRs surrendered and Deposited Property withdrawn under this Agreement or substitute certificates in registered form delivered under this Agreement. The Depositary shall give the Company unrestricted access to such records and the Register and provide the Company with copies thereof from time to time on request. The Depositary will receive requests for the transfer of GDRs (other than GDRs represented by a Master GDR), and will, against payment of all applicable fees and charges, effect the necessary entries and issue new certificates in definitive registered form on surrender of certificates in respect of the GDRs being transferred and upon receipt of such forms of transfer and such other documents as may reasonably be required, duly executed, as it shall from time to time provide to the Holders.

2.3	The Depositary has pursuant to the Letter of Representations, made application to DTC for acceptance of the Rule 144A Master GDR representing Shares in the book-entry settlement system of DTC. The Company hereby appoints the Depositary as its agent to take all such actions as are necessary in order to effect acceptance of the Rule 144A Master GDR by DTC.
2.4	The Holders of the Regulation S Master GDR and the Rule 144A Master GDR shall enjoy the same rights and benefits under this Agreement (including the Conditions) as if such Holders were the Holders of the GDRs in definitive registered form represented thereby and shall be subject to the provisions of this Agreement except as otherwise expressly stated herein or in the Conditions.
2.5	When Shares are deposited with or for the account of the Depositary, the Depositary will, or will cause the Custodian or its other nominee to, increase the number of GDRs by a corresponding amount, subject to Conditions 1 and 2, and will make the appropriate entries in the Register to show such issue and the increase in the number of GDRs represented by the relevant Master GDR and shall notify DTC, Clearstream and Euroclear (as the case may be) of such increase.
2.6	The Company will pay all the stamp duties and other similar duties or taxes payable in Kazakhstan, the United Kingdom, the United States, Luxembourg or Belgium on or in connection with the issue of the Master GDRs and any definitive GDR certificates in registered form, the initial distribution of the GDRs to the Shareholders, any subsequent distribution of the GDRs (including, by the Underwriters pursuant to the Underwriting Agreement) and the execution of this Agreement. If any proceedings are taken to enforce the obligations of the Company under this Agreement or under the Deed Poll or under the Master GDRs or the certificates representing the GDRs (or any of them) and for the purposes of such proceedings this Agreement or the Deed Poll or the Master GDRs or any certificates representing the GDRs are required to be taken into any jurisdiction (a judgment in Kazakhstan, the United Kingdom, the United States, Luxembourg or Belgium having first been obtained in the case of any other jurisdiction other than Kazakhstan, the United Kingdom, the United States, Luxembourg or Belgium) and stamp duties or other similar duties or taxes become payable on this Agreement or under the Deed Poll or the Master GDRs or such certificates representing the GDRs in connection with such proceedings in such jurisdiction, the Company will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings.
2.7	The Depositary shall make available pursuant to the relevant Master GDR, not later than the date specified in the relevant Master GDR following any event described therein imposing an obligation upon the Depositary to exchange such Master GDR, upon payment of any relevant fees, taxes, duties, charges, costs and expenses at the specified office of the Depositary to the order of the Holder of the relevant Master GDR, in exchange for an interest in such Master GDR, one or more certificates in definitive registered form registered in the name of such person as instructed by such Holder. Upon the issue of any certificate in definitive registered form, the Depositary shall make appropriate entries in the Register to show the issue of such certificates in definitive registered form and the decrease in the number of GDRs represented by the relevant Master GDR and shall notify DTC or Clearstream and Euroclear, as the case may be, of such decrease.
2.8	If at any time when Deposited Shares are represented by a Master GDR, (i) either DTC (in the case of the Rule 144A Master GDR), or Clearstream or Euroclear (in the case of the Regulation S Master GDR) or any successor advises the Company in writing at any time that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed within 90 calendar days; or (ii) DTC (in the case of the Rule 144A Master GDR) or any successor ceases to be a "clearing agency" registered under the Exchange Act; or (iii) either DTC (in the case of the Rule 144A Master GDR), or Clearstream or Euroclear (in the case of the Regulation S Master GDR) is closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, and no alternative clearing system satisfactory to the Depositary is available within 45 calendar days; or (iv) the Depositary has determined that, on the occasion of the next payment in respect of the GDRs, the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the GDRs which would not be required were the GDRs in definitive registered form (provided that the Depositary shall have no obligation to so determine or to attempt to so determine), the Depositary will undertake in the Master GDRs within 60 calendar days to make certificates in definitive registered form available subject to and in accordance with the provisions of Clause 2.7 above. Any such exchange shall be at the expense (including printing costs) of the Company.
3.	Appointment of Custodian(s), Deposit and Withdrawal of Deposited Property
3.1	The Depositary has separately appointed the Custodian to act for it as custodian hereunder. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians under this Agreement. If the Depositary receives notice that a Custodian is resigning and, upon the effectiveness of that resignation there would be no Custodian acting under this Agreement, the Depositary shall, as promptly as practicable after receiving that notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian under this Agreement. The Depositary shall require any Custodian that resigns or is removed to deliver all Deposited Property held by the Custodian to another Custodian. Notice of any change of Custodian shall be given to Holders by the Depositary in accordance with Condition 22.

Subject as hereinafter provided, the Depositary will require the Custodian to ensure that all Deposited Property held by the Custodian is identified as being held for the account of the Depositary and is segregated from all other property, particularly property of the same type or class, held by the Custodian provided that the Custodian shall not be obliged to segregate cash comprised of the Deposited Property from cash otherwise held by the Custodian. The Depositary may temporarily deposit the Deposited Property in a manner or in a place other than as specified in the Conditions provided that it complies with Condition 18.

The Depositary will establish and maintain two distinct and segregated facilities: (i) a Regulation S Facility from which Regulation S GDRs representing Shares and other Deposited Property relating thereto are issued, and (ii) a Rule 144A Facility from which Rule 144A GDRs representing Shares and other Deposited Property relating thereto are issued.

3.2	Notwithstanding the foregoing provisions of Clause 3.1, if and for so long as the Depositary and the Custodian are the same legal entity, references to them separately in this Agreement are for convenience only and that legal entity shall be responsible for discharging both functions directly to the Holders and the Company.
3.3	After the initial deposit of Shares by the Shareholders pursuant to this Agreement, unless otherwise agreed by the Depositary and the Company and permitted by applicable law, Shares may be deposited under this Agreement only as permitted by Condition 1 and provided that (a) (in the case of a deposit by a person other than the Company) there has been delivered to the Depositary (i) a duly executed and completed certificate substantially in the form set out in Schedule 3 Part A (or as amended by the Depositary in accordance with Clause 3.9 and Condition 1.7) by or on behalf of each person who will be the beneficial owner of the Regulation S GDRs to be issued; or (ii) a duly executed and completed certificate substantially in the form set out in Schedule 4 Part A (or as amended by the Depositary in accordance with Clause 3.9 and Condition 1.7) by or on behalf of each person who will be the beneficial owner of Rule 144A GDRs to be issued and (b) (in the case of a deposit by the Company) there has been delivered to the Depositary (at the cost of the Company) (i) a written opinion from legal counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, confirming that a registration under the Securities Act is not necessary in connection with the resulting GDRs or the Shares to be represented by such GDRs; and (ii) a written opinion in form and substance satisfactory to the Depositary and the Company from legal counsel in Kazakhstan.
3.4	The Depositary will refuse to accept Shares and/or other securities for deposit whenever it is notified in writing of the circumstances described in Condition 2. The Depositary may also refuse to accept Shares and/or other securities for deposit if such refusal is determined to be necessary or desirable or advisable by the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or stock exchange or under any provision of this Agreement or for any other reason.
3.5	Upon receipt of any request made by any Holder in accordance with Condition 1.1 for withdrawal of Deposited Property and upon compliance therewith, including provision to the Depositary of (a) a duly executed and completed certificate substantially in the form of Schedule 3 Part B (or as amended by the Depositary in accordance with Clause 3.9 and Condition 1.7), by or on behalf of each person who will be the beneficial owner of the Deposited Property to be withdrawn or delivered during the Distribution Compliance Period in respect of Regulation S GDRs or (b) a duly executed and completed certificate substantially in the form set out in Schedule 4 Part B (or as amended by the Depositary in accordance with Clause 3.9 and Condition 1.7) by or on behalf of each person who will be the beneficial owner of the Deposited Property to be delivered in respect of Rule 144A GDRs, the Depositary shall make (and forthwith notify the Company of) such arrangements for the delivery thereof to, or to the order in writing of, the person or persons specified in the order for withdrawal; provided that the Depositary may suspend the withdrawal of all or any category of Deposited Property during any period when the Register, or the register of shareholders of the Company, is closed or (where the Shares are deposited with a central securities depository) it is impracticable for the Depositary to procure the transfer of the Shares to the Holder or to the Holder's order.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Condition 1), or otherwise permit Shares to be withdrawn from the Regulation S Facility or from the Rule 144A Facility, except upon the receipt and cancellation of Regulation S GDRs or Rule 144A GDRs respectively, or as set out in Clause 3.9 below. Notwithstanding the foregoing, (i) each Holder and owner of Regulation S GDRs acknowledges that, and each of the Depositary and the Custodian agrees that, during the Distribution Compliance Period, neither the Custodian nor the Depositary will make any actual delivery of Shares to any Holder or beneficial owner at an address within the United States and (ii) each Holder and owner of Rule 144A GDRs acknowledges that at any time (a) the Company maintains an unrestricted depositary receipt facility with respect to the Shares in the United States (including, without limitation, the Regulation S Facility) and (b) any of the Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, and each of the Depositary and the Custodian agrees that, neither the Custodian nor the Depositary will make any actual delivery of Shares to any Holder or beneficial owner at an address within the United States.

3.6	The Depositary hereby declares and confirms that it will hold all the Deposited Property (other than any cash comprised of the Deposited Property which is held by the Depositary as banker pursuant to Condition 25) for the benefit of the Holders as bare trustee and the Holders will accordingly be tenants in common of such Deposited Property to the extent of the Deposited Property represented by the GDRs in respect of which they are the Holders. For the avoidance of doubt, in acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in this Agreement and the Conditions and, other than holding the Deposited Property as bare trustee as aforesaid, does not assume any relationship of trust for or with the Holders or the owners of GDRs or any other person.
3.7	The Depositary may refuse to deliver Deposited Property if such action is deemed necessary or desirable by the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body, commission or stock exchange or under any provision of this Agreement or for any other reason.
3.8	In its capacity as Depositary, the Depositary shall not sell, convey, assign or create any security interest over Shares or other Deposited Property held hereunder or GDRs.
3.9	The Depositary may make such amendments to the certificates contained in Schedule 3 Part A and Part B and in Schedule 4 Part A and Part B as it may determine are required in order for the Depositary to perform its duties under this Agreement, or to comply with any applicable law or with the rules and regulations of any securities exchange, market or automated quotation system upon which the GDRs may be listed or traded, or to comply with the rules or requirements of any book entry system by which the GDRs may be transferred, or to confirm compliance with any special limitations or restrictions to which any particular GDRs are subject.
3.10	Notwithstanding any other provisions of this Agreement or the Conditions, the Depositary may, with (to the extent reasonably practicable) prior notice to the Company and the Holders, cancel a number of the GDRs then outstanding, sell (either by public or private sale and otherwise in its discretion, subject to all applicable laws and regulations) the Deposited Property formerly represented by such GDRs and distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto, and thereby reduce the Depositary's holdings of any class of Deposited Property below an amount that the Depositary determines to be necessary or advisable if (i) the Depositary or its agent(s) receives notice from any governmental or regulatory authority that the existence or operation of a Facility or the holding by the Depositary (or the Custodian or any of their respective nominees) of the Deposited Property violates any applicable law or regulation, or that the Depositary (or the Custodian or any of their respective nominees) is required to make any filing or obtain any consent, approval or licence to operate that Facility or to own or exercise any rights with respect to the Deposited Shares or other Deposited Property (other than such filings, consents, approvals or licences which the Depositary in its reasonable discretion considers to be of a routine administrative nature required in the ordinary course of business) or (ii) the Depositary or the Custodian receives advice from recognised local counsel that the Depositary (or the Custodian or any of their respective nominees) is reasonably likely to be subject to criminal, civil or administrative liabilities as a result of the existence or operation of a Facility or the holding or exercise by the Depositary (or the Custodian or any of their respective nominees) of any rights with respect to the Deposited Shares or other Deposited Property. If the Depositary cancels GDRs and sells Deposited Property under the preceding sentence, the Depositary shall allocate the cancelled GDRs converted under the preceding sentence and the net proceeds of the sale of the Deposited Property previously represented thereby among the Holders pro rata to their respective holdings of GDRs immediately prior to the cancellation, except that the allocations may be adjusted by the Depositary in its sole discretion so that no fraction of a cancelled GDR is allocated to any Holder. Any payment pursuant to this Clause 3.10 in connection with a GDR in definitive registered form shall be made to the relevant Holder only after surrender to the Depositary of the GDR certificate by such Holder for cancellation of the relevant number of GDRs. The Depositary shall also cancel GDRs and sell Deposited Property in accordance with this Clause 3.10 if the Depositary receives written instructions from the Company to do so and such cancellation and sale is necessary or desirable to enable the Company, in good faith, to comply with any applicable law or regulation.
4.	Transfer of GDRS and exchange of Interests in Master GDRS
4.1	Title to the GDRs passes by registration in the Register and, accordingly, transfer of title to a GDR is effective only upon such registration. The Depositary may refuse to accept for transfer any GDRs in accordance with Conditions 2 and 3 and will refuse to accept for transfer any GDRs if it reasonably believes that such transfer would result in any violation of any applicable laws. The Holder of any GDR will (except as otherwise required by law) be treated by the Depositary and the Company as its beneficial owner for all purposes (whether or not any payment or other distribution in respect of such GDR is overdue and regardless of any notice of ownership, trust or any interest in it, or any writing on, or the theft or loss of, any certificate issued in respect of it) and no person will be liable for so treating the Holder.
4.2	Interests in Rule 144A GDRs represented by the Rule 144A Master GDR may be transferred to, or for the account of, a person wishing to take delivery thereof in the form of interests in Regulation S GDRs represented by the Regulation S Master GDR only if (i) the owner of such Rule 144A GDRs cancels such Rule 144A GDRs from the Rule 144A Facility in accordance with Clause 3.5 and delivers to the Depositary the duly executed and completed written certificate referred to in paragraph (b) of Clause 3.5 by or on behalf of the beneficial owner of the Deposited Property represented by the Rule 144A GDRs to be cancelled, (ii) the relevant DTC, Euroclear or Clearstream participant instructs DTC, Euroclear or Clearstream, as the case may be, to execute such cancellation and issuance contemplated in (iii) below and (iii) such owner requests the Depositary to issue Regulation S GDRs to, or for the account of, the transferee. Issuance of such Regulation S GDRs shall be subject to the terms and conditions of this Agreement and the Conditions, including with respect to the issuance of Regulation S GDRs, delivery of the duly executed and completed written certificate and agreement required under paragraph (a)(i) of Clause 3.3, by or on behalf of each person who will be the beneficial owner of such Regulation S GDRs, agreeing that such person will comply with the restrictions on transfer set forth herein and in the Conditions and to payment of the fees, charges and taxes provided herein.
4.3	Prior to the expiration of the Distribution Compliance Period, no owner of Regulation S GDRs may transfer Regulation S GDRs to, or for the account of, a qualified institutional buyer as defined in Rule 144A under the Securities Act (each a "QIB") unless (i) such owner cancels such Regulation S GDRs from the Regulation S Facility in accordance with Clause 3.5) and delivers to the Depositary the duly executed and completed written certificate referred to in paragraph (a) of Clause 3.5 by or on behalf of the beneficial owner of the Deposited Property represented by the Regulation S GDRs to be cancelled, (ii) the relevant DTC, Euroclear or Clearstream participant instructs DTC, Euroclear or Clearstream, as the case may be, to execute such cancellation and issuance contemplated in (iii) below and (iii) such owner requests the Depositary to issue Rule 144A GDRs to, or for the account of, such QIB. Issuance of such Rule 144A GDRs shall be subject to the terms and conditions of this Agreement and the Conditions including with respect to the issuance of Rule 144A GDRs, delivery of the duly executed and completed written certificate and agreement required under paragraph (a)(ii) of Clause 3.3, by or on behalf of each person who will be the beneficial owner of such Rule 144A GDRs, representing that such person is a QIB and agreeing that it will comply with the restrictions on transfer set forth herein and in the Conditions and to payment of the fees, charges and taxes provided herein.
4.4	The Depositary shall notify DTC, Euroclear and Clearstream of each transfer pursuant to Clause 4.2 or Clause 4.3 and of the number of Shares represented by the Rule 144A Master GDR and the number of Shares represented by the Regulation S Master GDR after each such transfer in accordance with the procedures agreed upon between the Depositary and DTC, Euroclear and Clearstream.
5.	Voting of Shares
5.1	Holders of GDRs will have voting rights on behalf of their beneficial owners with respect to the Deposited Shares, subject to providing the identity and other information as to their beneficial owners, via the Depositary, to the JSC "Kazakhstan Central Depositary", as required under Kazakhstani law (the "Identity Information").The Company will provide the Depositary with a copy of any notice containing resolutions to be proposed at a general meeting of the Company and any materials with respect to the meeting to be distributed to Holders not less than 30 calendar days prior to such meeting date and the Depositary will vote or cause to be voted the Deposited Shares in the manner set out in Condition 12. Upon receipt of any notice of any meeting of holders of the Shares in which the holders of Shares would be entitled to vote and any materials with respect to the meeting to be distributed to Holders, if requested in writing by the Company to extend voting to Holders, the Depositary shall, as soon as practicable thereafter, give to the Holders a notice in accordance with Condition 22, the form of which shall be in the sole discretion of the Depositary, that shall contain: (a) the information contained in the notice of meeting received by the Depositary, (b) a statement that the Holders as of the close of business on a specified record date (being a date selected by the Depositary which is as close to the relevant record date set by the Company as reasonably practicable) will be entitled, subject to the provision of the relevant Identity Information and compliance with any other applicable provision of Kazakhstani law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights on behalf of the relevant beneficial owners of GDRs arising under the Shares represented by their respective GDRs, (c) a statement as to the manner in which those instructions and the relevant Identity Information may be given to the Depositary for or against or (where permitted by Kazakhstani law) to abstain from voting on, each and any resolution specified in the agenda for the meeting, (d) where instructed to include such a request by the Company, a request for certain information from the relevant Holder and/or beneficial owner of the relevant GDRs to be included with the voting instruction form, and (e) the last date on which the Depositary will accept voting instructions and Identity Information from Holders (the "Instruction Cutoff Date"). The Company also agrees to provide to the Depositary appropriate proxy forms to enable the Depositary to appoint a representative to attend the relevant meeting and vote on behalf of the Depositary and the relevant beneficial owners of GDRs. The Company hereby acknowledges, and by holding GDRs each Holder acknowledges, that there can be no assurance that Holders generally or any particular Holder will receive the notice referred to in Condition 12.1 in time to enable each Holder to give instructions to the Depositary prior to the Instruction Cutoff Date.
5.2	In order for each voting instruction to be valid, the voting instructions form must be duly completed and duly signed or received by authenticated SWIFT message and returned to the Depositary by the Instruction Cutoff Date.
5.3	Following receipt by the Depositary, on or before the Instruction Cutoff Date, of the written request of a person who was a Holder on the record date established by the Depositary under Clause 5.1, the Depositary will, except to the extent that any such Holder (i) is a Major Participant or a Bank Holding and has not received valid approval from the NBK; (ii) is registered in a Blacklisted Jurisdiction; or (iii) requires any approval from the relevant authorities in Kazakhstan in relation to the exercise of its voting rights and has not received such approval (the "Local Restrictions"), exercise or cause to be exercised the voting rights in respect of the Deposited Shares so that the portion of the Deposited Shares which are the subject of the request, will be voted in accordance with the instructions set out in that request.
5.4	The Depositary will only endeavour to vote or cause to be voted the votes attaching to Shares in respect of which valid voting instructions, certification that the Local Restrictions have been complied with, and Identity Information have been received, except that if no voting instructions are received by the Depositary (either because no voting instructions are returned to the Depositary or because the voting instructions are incomplete, illegible or unclear) from a Holder with respect to any or all of the Deposited Shares represented by such Holder's GDRs on or before the record date specified by the Depositary, the Depositary shall have no obligation to and shall not procure the exercise of such votes. Notwithstanding anything else contained herein, the Depositary shall only represent, in so far as is permitted by Kazakhstan law and practice, for the purpose of establishing a quorum at a general meeting of the Company, Deposited Shares in relation to which valid voting instructions and Identity Information have been received.
5.5	If the Depositary is advised in the opinion referred to in Clause 5.6 below that it is not permissible under Kazakhstani law or the Depositary determines that it is not reasonably practicable to vote or cause to be voted such Deposited Shares in accordance with Clause 5.3, the Depositary shall not vote or cause to be voted such Deposited Shares.
5.6	The Depositary shall be entitled to request the Company to provide to the Depositary, and where such request has been made shall not be required to take any action required by this Clause 5 unless it shall have received, an opinion from the Company's legal counsel (such counsel being reasonably acceptable to the Depositary) at the expense of the Company to the effect that such voting arrangement is valid and binding on Holders under Kazakhstani law and the statutes of the Company and that the Depositary is permitted to exercise votes in accordance with the provisions of this Clause 5 but that in doing so the Depositary will not be deemed to be exercising voting discretion. The Company shall inform the Depositary of any circumstances known to it which may affect whether the voting arrangements under this Clause 5 are valid and binding on Holders under Kazakhstani law and the statutes of the Company, or whether the Depositary is permitted to exercise votes in accordance with the provisions of this Clause 5 and in doing so will not be deemed to be exercising voting discretion.
5.7	By continuing to hold GDRs, all Holders shall be deemed to have agreed to the provisions of this Clause 5 as it may be amended from time to time in order to comply with applicable Kazakhstani law.
5.8	The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Deposited Shares other than in accordance with instructions given, or deemed given, in accordance with this Clause 5.
6.	Conditions

The Depositary shall comply with, and perform the obligations imposed upon it by, and the Company will perform the obligations expressed to be imposed on it by, the Master GDRs and the Conditions (in particular, but without prejudice to the generality of this Clause, Conditions 4, 5, 6, 7, 8, 9 and 10) and the provisions contained in the Conditions shall have full effect in the like manner as if the same had been incorporated in full herein except that in the case of conflict or inconsistency the terms set out herein shall prevail over the Conditions.

The Depositary will, at the Company's expense, comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws in any jurisdiction.

7.	Undertakings of the Company

So long as the Deposited Shares are represented by GDRs, the Company will:

7.1	use its reasonable endeavours to procure the appointment of a successor depositary as soon as reasonably possible following the giving of a notice of the removal of the Depositary or the receipt of a notice of resignation from the Depositary, such appointment to take effect from the date of removal or resignation specified in such notice;
7.2	inform the Depositary if any Shares issued by it which may be deposited under Condition 1 do not, by reason of the date of issue or otherwise, rank pari passu in all respects with the other Deposited Shares and of the total number of the Company's issued and outstanding Shares upon request for such information by the Depositary to the Company and provide forthwith upon request such additional information, facilities and assistance as may reasonably be requested by the Depositary to enable it to discharge the trusts, powers, rights and duties vested in it hereunder or under the Conditions;
7.3	unless prohibited by applicable law or regulation, give its consent to, and, if requested, use all reasonable endeavours to facilitate, any distribution, sale or subscription (which, without limitation, shall not include any registration of such distribution, sale or subscription under the Securities Act) by the Depositary or the Holders pursuant to Condition 4, 5, 6, 7 or 10 (including the obtaining of legal opinions from counsel reasonably satisfactory to the Depositary and the Company concerning such matters as the Depositary may reasonably specify) and subject to the penultimate paragraph of Condition 7;
7.4	to the extent reasonably practicable take such action as may be required in obtaining or filing any authorisation, consent, registration, permit or report under Condition 11.2 and Clause 8.4;
7.5	send, in electronic form, to the Depositary (so long as any GDR is outstanding) one copy in the English language (and shall make available to the Depositary, Custodian and each Agent as many further copies as they may reasonably require to satisfy requests from Holders) of in respect of the financial year ending on 31 December 2018 and in respect of each financial year thereafter financial statements for such financial year in respect of the Company, prepared in conformity with International Financial Reporting Standards and reported upon by independent public accountants selected by the Company, as soon as practicable (and in any event within 180 days) after the end of such year;
7.6	provide to the Depositary and the Custodian any notifications or notices referred to in Condition 24, as applicable as soon as it is lawful and practical to give such notification or promptly, or such number of English translations of the originals if the originals were prepared in a language other than English as the Depositary may reasonably request, and in particular, without prejudice to the generality of the foregoing, notify the Depositary as soon as practicable after the fixing of any record date for determining the right to receive dividends or distributions;
7.7	for so long as any of the GDRs or the Shares remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, it will supply to the Depositary such information in the English language and in such quantities as the Depositary may from time to time reasonably request, as is required to be delivered to any Holder or beneficial owner of GDRs or to any holder of Shares or prospective purchaser designated by such Holder, beneficial owner or holder pursuant to a Deed Poll executed by the Company in favour of such persons and the information delivery requirements of Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A thereunder in connection with resales of GDRs or Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise will comply with the requirements of Rule 144A(d)(4) under the Securities Act; and
7.8	in the event of any issue of additional Shares or of other securities (including rights to subscribe or purchase Shares or securities convertible or exchangeable for Shares) as a distribution with respect to the Deposited Shares or other Deposited Property represented by GDRs or a further issue of Shares to be represented by GDRs, or further issues to Holders for cash of such additional Shares or such other securities, the Company shall, at the cost of the Company, obtain and furnish to the Depositary (a) a written opinion from counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect prior to making such distribution or other issue available to investors or to the owners of GDRs (as the case may be) and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such additional Shares or other securities; and (b) a written opinion in form and substance satisfactory to the Depositary and the Company from legal counsel in Kazakhstan.
8.	Withholding Taxes and Applicable Laws
8.1	In performing its obligations hereunder, the Depositary shall comply, and shall use its reasonable endeavours to procure that the Custodian and each Agent shall comply, with all applicable laws and regulations of the United States, Kazakhstan, Russia and the United Kingdom, binding on each of them respectively.
8.2	Notwithstanding any other provision of this Agreement, before making any payment of dividends or other distributions or payments in respect of any Deposited Property, the Company shall make such deductions (if any) which, by the laws of Kazakhstan, the Company is required to make in respect of any income, capital gains or other taxes or levies and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company shall have no obligation to any person to apply any provision under any treaty or other arrangement between Kazakhstan and the country within which such person is resident. The Depositary will, as soon as practicable, notify DTC, Clearstream and Euroclear of any record date notified to it by the Company pursuant to Clause 7.6.
8.3	Where applicable, the Company will, as soon as practicable after making a payment to the Depositary or the Custodian, furnish to the Depositary or the Custodian such evidence of deduction and payment of tax from the amount of the payment as may reasonably be requested by the Depositary or the Custodian.
8.4	If any governmental or administrative authorisation, consent, registration or permit or any report or notification to any governmental or administrative authority is required under any applicable law in Kazakhstan, or pursuant to FATCA, in order for the Depositary to receive from the Company Shares or other securities to be deposited under the Conditions, or in order for Shares, other securities or other property to be distributed under Condition 4, 5, 6 or 10 or to be subscribed under Condition 7, or to offer any rights or sell any securities represented by such rights relevant to any Deposited Shares, the Company will apply for such authorisation, consent, registration or permit or file such report or notification on behalf of the Holders within the time required under such laws, subject to Clause 7.4. The Depositary shall not be obliged to distribute GDRs representing such Shares, Shares, other securities or other property deposited under the Conditions or make any offer of any such rights or sell any securities corresponding to any such rights with respect to which (as notified to the Depositary by the Company) such authorisation, consent, registration or permit or such report or notification has not been obtained or filed, as the case may be, and shall have no duty to obtain any such authorisation, consent, registration or permit, or to file any such report or notification.
8.5	So long as the Deposited Shares are represented by GDRs, to allow the Depositary to comply with FATCA, the Company will provide to the Depositary such information as the Depositary may reasonably require and the Company consents to the disclosure, transfer and reporting of such information to any relevant governmental or tax authority or as is otherwise reasonably required, including to any person making payments to the Depositary and including transfers to jurisdictions which do not have strict data protection or similar laws, to the extent that the Depositary reasonably determines that such disclosure, transfer or reporting is necessary or warranted to facilitate compliance with FATCA.
9.	Liability
9.1	In acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in this Agreement and the Conditions and, other than holding the Deposited Property for the benefit of Holders as bare trustee, does not assume any relationship of trust for or with, the Holders or owners of GDRs or any other person.
9.2	Neither the Depositary, the Custodian, the Company, any Agent, nor any of their agents, officers, directors, employees or affiliates shall incur any liability to any other of them or to any Holder or owner of a GDR or any other person with an interest in any GDRs if, by reason of: (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange, or the interpretation or application of any such present or future law or regulation or any change therein, or by reason of any other circumstances beyond their control; or (B) (in the case of only the Depositary, the Custodian, any Agent, or any of their agents, officers, directors, employees or affiliates) any provision, present or future, of the constitutive documents of the Company, or any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labour disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorised access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary, the Custodian, the Company, any Agent, or any of their agents, officers, directors, employees or affiliates, shall be, directly or indirectly, prevented, delayed or forbidden from doing or performing, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing which the terms of this Agreement or the Conditions provide shall or may be done or performed; nor shall any of them incur any liability to any Holder or owner of GDRs or any other person with an interest in any GDRs for any exercise of, or failure to exercise, any voting rights attached to the Deposited Shares or any of them or any other discretion or power provided for in this Agreement. Any such party may rely on, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been duly signed or presented (including a translation which is made by a translator believed by it to be competent or which appears to be authentic).
9.3	Neither the Depositary nor any Agent shall be liable (except for its own wilful default, negligence or fraud or that of its agents, officers, directors or employees) to the Company or any Holder or owner of GDRs or any other person, by reason of having accepted as valid or not having rejected any certificate for Shares or GDRs or any signature on any transfer or instruction purporting to be such and subsequently found to be forged or not authentic or for its failure to perform any obligations under this Agreement or the Conditions.
9.4	The Depositary and its agents may engage or be interested in any financial or other business transactions with the Company or any of its subsidiaries or affiliates, or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in GDRs for its own account, and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by it as a bank, and not in the capacity of Depositary, in relation to matters arising under this Agreement (including, without prejudice to the generality of the foregoing, fees, commissions and charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to Holders or any other person for any profit arising therefrom.
9.5	The Depositary shall endeavour to effect any such sale as is referred to or contemplated in Condition 5, 6, 7, 10, 13 or 20 or any such conversion as is referred to in Condition 8 in accordance with the Depositary's normal practices and procedures but shall have no liability (in the absence of its own wilful default, negligence or fraud or that of its agents, officers, directors or employees) with respect to the terms of such sale or conversion or if such sale or conversion shall not be reasonably practicable.
9.6	The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of its obligations under or in connection with this Agreement or the Conditions.
9.7	The Depositary shall have no responsibility whatsoever to the Company, any Holders, or any owner of GDRs or any other person as regards any deficiency which might arise because the Depositary is subject to any tax in respect of the Deposited Property or any part thereof or any income therefrom or any proceeds thereof, including for any tax imposed pursuant to FATCA. The Depositary shall not be liable for the inability or failure of a Holder or owner to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.
9.8	In connection with any proposed modification, waiver, authorisation or determination permitted by the terms of this Agreement, the Depositary shall not, except as otherwise expressly provided in Condition 21, be obliged to have regard to the consequence thereof for the Holders or the owners of GDRs or any other person.
9.9	Notwithstanding anything else contained in this Agreement or the Conditions, the Depositary may refrain from doing anything which could or might, in its opinion, be contrary to any law of any jurisdiction or any directive or regulation of any agency or state or which would or might otherwise render it liable to any person and the Depositary may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
9.10	The Depositary may, in relation to this Agreement and the Conditions, act or take no action on the advice or opinion of, or any certificate or information obtained from, any lawyer, valuer, accountant, banker, broker, securities company or other expert whether obtained by the Company, the Depositary or otherwise, and shall not be responsible or liable for any loss or liability occasioned by so acting or refraining from acting or relying on information from persons presenting Shares for deposit or GDRs for surrender or requesting transfers thereof.
9.11	Any such advice, opinion, certificate or information (as discussed in Clause 9.10) may be sent or obtained by letter or facsimile transmission and the Depositary shall not be liable for acting on any advice, opinion, certificate or information purported to be sent or obtained by any such letter or facsimile transmission although (without the Depositary's knowledge) the same shall contain some error or shall not be authentic.
9.12	The Depositary may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, a certificate, letter or other communication, whether oral or written, signed or otherwise communicated on behalf of the Company by a director of the Company or by a person duly authorised by a director of the Company or such other certificate from persons specified in Clause 9.10 above which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible for any loss or liability that may be occasioned by the Depositary acting on such certificate.
9.13	The Depositary shall have no obligation under this Agreement or the Conditions except to perform its obligations as are specifically set out therein without wilful default, negligence or fraud.
9.14	Any liability of the Depositary arising out of this Agreement, the GDRs or the Conditions shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Depositary or, if later, the day on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Depositary at the time of entering into this Agreement, the GDRs or the Conditions, or at the time of accepting any relevant instructions, which increases the amount of the loss. In no event shall the Depositary be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not foreseeable, even if the Depositary has been advised of the possibility of such loss or damages and regardless of whether the claim for loss or damage is made in negligence, breach of contract, duty or otherwise.
9.15	The Depositary may delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons, whether being a joint Depositary of this Agreement or not and not being a person to whom the Company may reasonably object, all or any of the powers, authorities and discretions vested in the Depositary by this Agreement and such delegation may be made upon such terms and subject to such conditions, including power to sub-delegate, and subject to such regulations as the Depositary may in the interests of the Holders think fit, provided that no objection from the Company to any such delegation as aforesaid may be made to a person whose financial statements are consolidated with those of the Depositary's ultimate holding company. Any delegation by the Depositary shall be on the basis that the Depositary is acting on behalf of the Holders and the Company in making such delegation. The Company shall not (in any circumstances) and the Depositary shall not (provided that it shall have exercised reasonable care in the selection of such delegate) be bound to supervise the proceedings or be in any way responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. However, the Depositary shall, if practicable, and if so requested by the Company, pursue (at the Company's expense and subject to receipt by the Depositary of such indemnity and security for costs as the Depositary may reasonably require) any legal action it may have against such delegate or sub-delegate arising out of any such loss caused by reason of any such misconduct or default. The Depositary shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Company. Any delegation under this Clause which includes the power to sub-delegate shall provide that the delegate shall, within a specified time of any sub-delegation or amendment, extension or termination thereof, give notice thereof to the Company and the Depositary.
9.16	The Depositary may, in the performance of its obligations hereunder, instead of acting personally, employ and pay an agent, whether a solicitor or other person, to transact or concur in transacting any business and do or concur in doing all acts required to be done by such party, including the receipt and payment of money.
9.17	The Depositary may, in performing its duties under this Agreement, appoint and employ brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.
9.18	The Depositary shall be at liberty to hold or to deposit this Agreement and any deed or document relating thereto in any part of the world with any banking company or companies (including itself) whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers of good repute, and the Depositary shall not (in the case of deposit with itself, in the absence of its own negligence, wilful default or fraud or that of its agents, directors, officers or employees) be responsible for any losses, liability or expenses incurred in connection with any such deposit.
9.19	Notwithstanding anything to the contrary contained herein or in the Conditions, the Depositary shall not be liable in respect of any loss or damage which arises out of or in connection with its performance or non-performance, or the exercise or attempted exercise of (or the failure to exercise any of) its powers or discretions, under this Agreement, except to the extent that such loss or damage arises from the wilful default, negligence or fraud of the Depositary or that of its agents, officers, directors or employees. Without prejudice to the generality of the foregoing, in no circumstances shall the Depositary have any liability for any act or omission of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Shares or otherwise.
9.20	No provision of this Agreement or the Conditions shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
9.21	For the avoidance of doubt, the Depositary shall be under no obligation to check, monitor or enforce compliance with any ownership restrictions in respect of GDRs or Shares under any applicable Kazakhstani law as the same may be amended from time to time. Notwithstanding the generality of Condition 3, the Depositary shall refuse to register any transfer of GDRs or any deposit of Shares against issuance of GDRs if notified by the Company, or the Depositary becomes aware of the fact, that such transfer or issuance would result in a violation of the limitations set forth above.
9.22	No disclaimer of liability under the Securities Act is intended by any provision of this Agreement.
9.23	The Depositary shall be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of any GDRs on behalf of any Holder or any other person.
10.	Depositary's Fees, Costs, Expenses and Indemnities
10.1	The Depositary shall be entitled to charge the following remuneration and to receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) in respect of its services under this Agreement:
(a)	from the Holders:
(i)	for the issue of GDRs (other than upon the initial issue of GDRs to the Shareholders pursuant to this Agreement and the subsequent issue of any GDRs prior to the Offering) or the cancellation of GDRs: U.S.$5.00 or less per 100 GDRs (or portion thereof) issued or cancelled, including for the avoidance of doubt, but not limited to, transfers between the Regulation S Master GDR and the Rule 144A Master GDR which transfers shall be treated as cancellations of GDRs represented by one Master GDR and issuances of GDRs represented by the other Master GDR;
(ii)	for issuing GDR certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed GDR certificates: a sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;
(iii)	for issuing GDR certificates in definitive registered form (other than pursuant to paragraph (ii) above): the greater of U.S.$1.50 per GDR certificate (plus printing costs) or such other sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work plus costs (including, but not limited to, printing costs) and expenses involved;
(iv)	for receiving and paying any cash dividend or other cash distribution on or in respect of the Deposited Shares: a fee of U.S.$0.05 or less per GDR for each such dividend or distribution;
(v)	in respect of any issue of rights or distribution of Shares (whether or not evidenced by GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution: U.S.$5.00 or less per 100 outstanding GDRs (or portion thereof) for each such issue of rights, dividend or distribution;
(vi)	a fee of U.S.$0.05 or less per GDR (or portion thereof) per calendar year for depositary services which shall be payable as provided in paragraph (vii) below; and
(vii)	any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents, in connection with the servicing of Deposited Shares or other Deposited Property (which charge shall be assessed against Holders as of the date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or deducting such charge from one or more cash dividends or other cash distributions), together with all fees and expenses (including currency conversion expenses, cable, SWIFT and facsimile transmission fees and expenses), transfer and registration fees, taxes, duties and charges payable by the Depositary, any Agent or the Custodian, or any of their agents, in connection with any of the above; and

(b)	from the Company, such sums and amounts as may be specified in a letter between the Company and the Depositary of even date herewith. The Depositary may charge the Company a fee and its expenses relating to any request made under Condition 1.9.
10.2	All fees, taxes, duties, charges, costs and expenses which are payable by the Company to the Depositary shall be paid by the Company to the Depositary upon demand therefor subject to all necessary Kazakhstani exchange control and other consents and approvals having been obtained (which the Company undertakes to use its reasonable endeavours to obtain).
10.3	From time to time, the Depositary may make payments to the Company to reimburse and / or share revenue from the fees collected from Holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of the establishment and maintenance of the GDR facilities established pursuant to this Agreement. Where the Company has been appointed by the Depositary to act as Custodian in connection with this Agreement, the Company in its capacity as the Custodian may earn fees and revenue, and such fees and revenue may be paid by the Depositary to the Company from fees collected by the Depositary from Holders. In performing its duties under this Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees and commissions.
10.4	The Company shall be liable for and shall indemnify the Depositary, the Custodian and their respective officers, directors, employees and agents, and hold them each harmless from and against, and shall reimburse them each for, any and all losses, costs, damages, judgments, claims, actions, proceedings, expenses or other liabilities (including but not limited to attorneys' fees and expenses and, in each case, irrecoverable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to herein as "Losses") arising from or incurred in connection with its appointment or the exercise of its powers and performance of its duties under this Agreement, the Conditions or the Deed Poll except for such Losses caused by or resulting from any wilful default, negligence or fraud of the Depositary, the Custodian or any of their respective officers, directors, employees and agents. The Depositary shall hold the benefit of this Clause 10.4 on trust for itself, the Custodian and for its and the Custodian's respective officers, directors, employees and agents. Whether or not to seek to enforce this Clause 10.4 on behalf of any such person shall be entirely at the discretion of the Depositary.
10.5	The Depositary shall be liable for and shall indemnify the Company and its officers, directors, employees and agents and hold them each harmless from any Losses arising from or incurred in connection with or otherwise related to this Agreement or the Conditions but only to the extent that such Losses are caused by or result from any wilful default, negligence or fraud of the Depositary, the Custodian or their respective officers, directors, employees and agents. The Company shall hold the benefit of this Clause 10.5 on trust for itself, its officers, directors, employees and agents. Whether or not to seek to enforce this Clause 10.5 on behalf of any such person shall be entirely at the discretion of the Company.
11.	Currency Conversion

The Depositary will be entitled to make currency conversions hereunder or under the Conditions from time to time by or through any of its affiliates, the Custodian or otherwise through customary banking channels. To the extent conversions are executed by the Depositary or its affiliates (in such cases, the "FX Counterparty"), the FX Counterparty shall act as principal for its own account, and not as agent, adviser, broker or fiduciary on behalf of any other persons, and earns revenue, including without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Agreement or the Conditions and the rate that the FX Counterparty received when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Agreement or the Conditions will be the most favourable rate that could be obtained at the time, or that the method by which the rate will be determined will be the most favourable to Holders, subject to the Depositary's obligations in Clause 9.  The methodology used to determine exchange rates used in currency conversions is available upon request.

12.	Resignation and Removal of the Depositary
12.1	The Company may remove the Depositary under this Agreement by giving 90 days' prior notice in writing to the Depositary, to become effective upon the later of (i) the 90th day after receipt of such notice by the Depositary and (ii) the appointment of a successor depositary and its acceptance of appointment. The Depositary may resign as Depositary by giving notice in writing to the Company to become effective upon the appointment of a successor depositary and its acceptance of that appointment as provided in Clause 12.2. The effect of the removal or resignation of the Depositary if a successor depositary is not appointed is set out in Clause 13.
12.2	If the Depositary resigns or is removed, the Company shall use its best endeavours to appoint a successor depositary. Every successor depositary shall execute and deliver to the Company an instrument in writing accepting its appointment under this Agreement in accordance with the terms hereof and the Conditions. If the Depositary receives notice from the Company that a successor depositary has been appointed following its resignation or removal, the Depositary, upon receipt of payment of all sums due to it from the Company, shall deliver to its successor as depositary sufficient information and records to enable such successor efficiently to perform its obligations under this Agreement and shall deliver and pay to such depositary, or to its order, all property and cash held by it under this Agreement. When the Depositary has taken the actions specified in the preceding sentence (i) the successor shall become the Depositary and shall have all the rights and shall assume all the duties of the Depositary under this Agreement and (ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under this Agreement, except for its duties under Clause 10.5 with respect to the time before that discharge. A successor Depositary shall notify the Holders of its appointment as soon as practical after assuming the duties of Depositary.
13.	Termination of Deposit Agreement
13.1	The Company may terminate this Agreement by written notice to the Depositary. The Depositary may terminate this Agreement if (a) the Company has failed to appoint a replacement Depositary within 60 days of the date on which the Company or the Depositary has given notice pursuant to Clause 12 and Condition 19, (b) an Insolvency Event occurs with respect to the Company, or (c) a Termination Option Event has occurred or will occur. If this Agreement is to be terminated, the Depositary shall, as soon as reasonably practicable, give a notice of termination in accordance with Condition 22 to the Holders of GDRs then outstanding setting a date for termination (the "Termination Date"), which shall be at least 90 days after the date of that notice, and this Agreement shall terminate on that Termination Date.
13.2	At any time prior to the Termination Date, the Depositary may accept surrenders of GDRs for the purpose of withdrawal of Deposited Property in accordance with Clause 3 of this Agreement and Condition 1.
13.3	At any time after the Termination Date, the Depositary may sell the Deposited Property then held under this Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of GDRs that remain outstanding, and those Holders will become general creditors of the Depositary with respect to those net proceeds. After making that sale, the Depositary shall be discharged from all obligations under this Agreement, except (i) to account to Holders for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of GDRs, any expenses for the account of the Holder of such GDRs in accordance with the terms and conditions of this Agreement and any applicable taxes or governmental charges) and (ii) for its liabilities accrued prior to the date of termination of appointment or resignation or any liabilities stipulated in relevant laws or regulations and (iii) to act as provided in Clause 13.4 below, and after selling the Deposited Property and satisfying (i) and (ii) above, the Depositary may cancel the outstanding GDRs.
13.4	After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Property (that have not been sold), may sell rights and other property as provided in this Agreement and shall deliver Deposited Property (or sale proceeds) upon the surrender of GDRs (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of GDRs, any expenses for the account of the Holder of those GDRs in accordance with the terms and conditions of this Agreement and any applicable taxes or governmental charges). However, after the Termination Date, (i) the Depositary may refuse to accept surrenders of GDRs for the purpose of withdrawal of Deposited Property (that has not been sold) or may reverse previously accepted surrenders of that kind that have not settled if in its opinion the requested withdrawal would interfere with its efforts to sell the Deposited Property, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Property until all Deposited Property has been sold and (iii) the Depositary may discontinue the registration of transfers of GDRs and suspend the distribution of dividends and other distributions on Deposited Property to the Holders and need not give any further notices or perform any further acts under this Agreement except as provided in this Clause 13.4.
13.5	For the avoidance of doubt, any obligations of the Company herein to make payments to the Depositary and indemnify it and any obligation of the Depositary to indemnify the Company shall in respect of any event occurring before termination survive any such termination.
14.	Amendment of Deposit Agreement and Conditions
14.1	Subject to Clause 14.2, all and any of the provisions of this Agreement and the Conditions may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable, and any such amendment shall be made subject to and in accordance with the provisions of Condition 21.
14.2	Notwithstanding the terms of Clause 14.1, the Company and the Depositary may at any time by agreement in any form amend the number of Shares represented by each GDR, subject to and in accordance with the provisions of Condition 21.
15.	Information for Regulatory Compliance

Each of the Company and the Depositary shall provide to the other, as promptly as practicable, information from its records or otherwise available to it that is reasonably requested by the other to permit the other to comply with applicable law or requirements of governmental or regulatory authorities.

16.	Notices
16.1	Any notice or demand to the Company or the Depositary or any approval or certificate required to be given, made or served for any purposes under this Agreement shall be in the English language and shall be given, made or served by sending the same by an internationally recognized expedited delivery service with package tracking or by delivering it by hand or, where notice is being given by email, as follows:

The Company: Kaspi.KZ JSC

154, Nauryzbay Batyr,

Almaty, 050013,

Kazakhstan

Attention: Larissa Dedikova, Maria Tkach

Email: larissa.dedikova@kaspi.kz, maria.tkach@kaspi.kz

The Depositary: The Bank of New York Mellon

240 Greenwich Street

New York

New York 10286

Attention: ADR Division

Email: Tatsiana.axenova@bnymellon.com

or to such other address or email address as shall have been notified (in accordance with this Clause 16) to the other party thereto and any notice or demand sent by courier as aforesaid shall be deemed given, made or served on the date of receipt by the sender of (a) confirmation of delivery from the relevant delivery service, or (b) confirmation of refusal from the relevant delivery service.

16.2	Any notice to be given to any Holder shall be given in the manner specified in Condition 22, the provisions of which will apply to determine whether notices given to Holders or received from Holders have been validly given or received.
17.	Severability

If any one or more of the provisions contained in this Agreement or the Conditions shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or otherwise disturbed thereby.

18.	Copies of this Agreement

Certified or conformed copies of this Agreement shall be filed with the Depositary and the Custodian and shall be available to Holders for inspection during normal business hours on any business day at the specified offices of the Depositary and any Agent and at the Main Office of the Custodian.

19.	Governing Law
19.1	This Agreement and the GDRs, and any non-contractual obligations arising from or connected with this Agreement and the GDRs, are governed by and shall be construed in accordance with English law, except that the certifications in Schedule 3 and Schedule 4 hereto and any provisions relating thereto shall be governed by and construed in accordance with the laws of the State of New York.
20.	Jurisdiction
20.1	The courts of England shall have jurisdiction to settle any disputes (each a "Dispute") which may arise out of or in connection with this Agreement (including any dispute relating to the existence, validity or termination of this Agreement, or any non-contractual obligation arising out of or in connection with this Agreement, or the consequences of the nullity of this Agreement) and the GDRs, and accordingly any suit, legal action or proceedings arising out of or related to the Deposited Property, the GDRs, the Conditions or this Agreement ("Proceedings") may be brought in such courts. Without prejudice to the foregoing, each party further irrevocably agrees that any Proceedings may be brought in any New York State or United States Federal Court sitting in the Borough of Manhattan, New York City. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.
20.2	These submissions are made for the benefit of the Depositary and shall not limit the right of the Depositary to take Proceedings in any other court of competent jurisdiction where such Proceedings involve jurisdictions other than those referred to in Clause 20.1 above or involve a claim to which the Company is joined in connection with this Agreement relating to more than one jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions (whether concurrently or not) to the extent permitted by law.
20.3	To the extent that the Company may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Company or its assets or revenues, the Company agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.
20.4	The Company has submitted in respect of the Deed Poll to the jurisdiction of the English courts and the courts of the State of New York and any United States Federal Court sitting in the Borough of Manhattan, New York City and has appointed an agent for service of process in London and the Borough of Manhattan, New York City.
20.5	The Company irrevocably appoints "Kaspi Bank" Joint Stock Company, with offices at 68 Lombard Street, London, EC3V 9LJ as its agent in England to receive process which may be served in any suit or Proceedings in England arising out of or relating to the Deposited Shares, the GDRs, the Conditions or this Agreement. The Company agrees to receive service of process in any suit or Proceedings in New York arising out of or relating to the Deposited Shares, the GDRs, the Conditions or this Agreement by pre-paid post (given, made or served in accordance with Clause 16 of this Agreement) at its registered office in Kazakhstan. Any writ, judgment or other notice of legal process shall be sufficiently served on the Company if delivered to such relevant agent at its address for the time being. The Company irrevocably undertakes not to revoke the authority of such agent and if, for any reason, the Depositary requests the Company to do so it shall promptly appoint another such agent with an address in England and notify the Depositary and the Holders accordingly. If for any other reason the Company does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Holders and the Depositary of such appointment. If, following such request, the Company fails to appoint another agent within 10 business days, the Depositary shall be entitled to appoint one on the Company's behalf and at the Company's expense. Nothing herein shall affect the right of the Company to serve process in any other manner permitted by law. The Depositary irrevocably appoints The Bank of New York Mellon, London Branch (Attention: The Manager), of 49th Floor, One Canada Square, London E14 5AL as its agent in England to receive service of process on any suit or Proceedings in England arising out of or relating to the Deposited Shares, the GDRs, the Conditions or this Agreement. If for any reason the Depositary does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Holders of such appointment. Nothing herein shall affect the right of the Depositary to serve process in any other manner permitted by law.
21.	Arbitration
21.1	Notwithstanding any other provision of this Agreement, the parties to this Agreement agree that either party may elect, by notice in writing to the other party issued no later than the filing of a defence in any Proceedings, that the Dispute be resolved by arbitration and not litigation. In such case, the Dispute shall be referred to arbitration under the Rules of the London Court of International Arbitration (the "Rules") and finally resolved by arbitration under the Rules which Rules are deemed to be incorporated by reference into this Clause. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
21.2	The parties to this Agreement agree that:
(a)	the number of arbitrators shall be three, appointed by the London Court of International Arbitration in accordance with its Rules;
(b)	the place of the arbitration shall be London;
(c)	the language to be used in the arbitration proceedings shall be English; and
(d)	the decision and award of the arbitration shall be final and binding on the parties from the day it is made.
21.3	The governing law of this arbitration agreement shall be the substantive law of England, excluding conflict of law rules.
21.4	If a Proceeding has been initiated by a party in a court of competent jurisdiction at the time that the other party elects to submit the matter to arbitration in accordance with Clause 21.1, then each party agrees that it shall discontinue such Proceeding without delay.
21.5	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an "Existing Dispute"), or arises out of substantially the same facts as are the subject of an Existing Dispute, or a dispute, controversy or claim, arising out of or in connection with the Conditions or the Deed Poll, whether in tort, contract, statute or otherwise, including any question regarding their existence, validity, interpretation, breach or termination (in any such case a "Related Dispute" provided that such Related Dispute has been or is to be submitted to arbitration), the arbitrators appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the arbitrators in respect of any Related Dispute, save where the arbitrators consider such appointment to be inappropriate.
21.6	The arbitrators, upon the request of one of the parties to a Dispute or Related Dispute or a party to this Agreement which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute or Related Dispute, may join any party to the Agreement, the Conditions or the Deed Poll to any reference to arbitration proceedings in relation to that Dispute or Related Dispute and may make a single, final award determining all Disputes and Related Disputes between them. Each of the parties to this Agreement hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute or Related Dispute, and to accept joinder of any party requesting to be joined in accordance with this Clause 21.6.
21.7	Where, pursuant to the above provisions, the same arbitrators have been appointed in relation to an Existing Dispute and one or more Related Disputes, the arbitrators may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the arbitrators think fit. The arbitrators shall have power to make such directions and any provisional, interim or partial awards as they consider just and desirable.
21.8	Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.
21.9	The parties hereby agree to waive any right of appeal to any court of law or other judicial authority in so far as such waiver may be validly made.
21.10	In the event that either party ("Party A") is made a party to or is otherwise required to participate in any litigation, arbitration or proceeding (whether judicial or administrative) which arises from or is related to or is based upon any act or failure to act by the other party ("Party B"), or which contains allegations to such effect, upon notice from Party A, Party B shall fully co-operate with Party A in connection with such litigation, arbitration or proceeding, and shall not resist being joined to any such legal actions if Party A so requests. Where Party A is the Company and Party B is the Depositary, (i) the Depositary shall only be required to take such actions pursuant to this Clause 21.10 to the extent permitted by law, and (ii) all properly and documented fees and expenses incurred by the Depository pursuant to this Clause 21.10 shall be payable the Company.
21.11	Without prejudice to the powers of the arbitrators provided in the Rules, statute or otherwise, the arbitrators shall have power at any time, following the written request (with reasons) of any party at any time, and after due consideration of any written and/or oral response(s) to such request made within such time periods as the arbitrators shall determine, to make an award in favour of the claimant(s) (or the respondent(s) if a counterclaim) in respect of any claims (or counterclaims) if it appears to the arbitrators that there is no reasonably arguable defence to those claims (or counterclaims), either at all or except as to the amount of any damages or other sum to be awarded.
21.12	The parties agree that in no circumstances will they request the arbitrators to, and the arbitrators shall have no authority to, exercise any power to award damages which are not calculated by reference to the party's actual costs or to award any loss of profit whatsoever or any consequential, special or punitive damages.
21.13	Notwithstanding that the Conditions are expressed to be subject to the detailed provisions of this Agreement, this Clause 21 shall be effective as between the Depositary and the Company only and shall not affect the application of Condition 28.3 as between the Depositary and a Holder.
22.	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 of the United Kingdom to enforce any term of this Agreement but this does not affect any right or remedy granted under the Deed Poll or which otherwise exists or is available apart from that Act.

23.	Counterparts

This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same documents. Any manual signature upon this Agreement that is faxed, scanned or photocopied, and any electronic signature valid under the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et. seq. shall for all purposes have the same validity, legal effect and admissibility in evidence as an original signature and the parties hereby waive any objection to the contrary.

24.	Language

Although this Agreement may be translated into the Kazakh language, the Kazakh version of this Agreement is for informational purposes only. In the event of any discrepancies between the English version and the Kazakh version of this Agreement, or any dispute regarding the interpretation of any provision in the English version or Kazakh version of this Agreement, the English version of this Agreement shall prevail and questions of interpretation shall be addressed solely in the English language.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

Schedule 1
Forms of Certificate In Definitive Registered Form Representing Global Depositary Receipts

On the front:

[1][THIS RULE 144A GLOBAL DEPOSITARY RECEIPT AND THE COMMON SHARES OF KASPI.KZ JSC REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER HEREOF BY PURCHASING THE GDRs, AGREES FOR THE BENEFIT OF KASPI.KZ JSC THAT THE GDRs AND THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF THE GDRs WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF SUCH GDRs OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GLOBAL DEPOSITARY RECEIPT MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR ANY RULE 144A GLOBAL DEPOSITARY RECEIPTS.]

[2][THIS REGULATION S GLOBAL DEPOSITARY RECEIPT AND THE COMMON SHARES OF KASPI.KZ JSC REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS THE PERIOD ENDING 40 DAYS AFTER THE LATEST OF THE COMMENCEMENT OF THE GDR OFFERING, THE ORIGINAL ISSUE DATE OF THE GDRs AND THE LATEST ISSUE DATE WITH RESPECT TO THE ADDITIONAL GDRs, IF ANY, ISSUED TO COVER OVER-ALLOTMENTS) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (B) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES; PROVIDED THAT IN CONNECTION WITH ANY TRANSFER UNDER (B) ABOVE, THE TRANSFEROR SHALL PRIOR TO THE SETTLEMENT OF SUCH SALE, WITHDRAW THE SHARES FROM THE REGULATION S FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT AND INSTRUCT THAT SUCH SHARES BE DELIVERED TO THE CUSTODIAN UNDER THE DEPOSIT AGREEMENT FOR DEPOSIT IN THE RULE 144A FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) THEREUNDER AND THAT RULE 144A GDRs REPRESENTED BY A RULE 144A MASTER GDR BE ISSUED, IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT, TO OR FOR THE ACCOUNT OF SUCH QIB.

UPON THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, THE GLOBAL DEPOSITARY RECEIPTS AND THE SHARES REPRESENTED THEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND IF, AT THE TIME OF SUCH EXPIRATION, THE OFFER AND SALE OF THE GLOBAL DEPOSITARY RECEIPTS AND THE SHARES REPRESENTED THEREBY BY THE HOLDER IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.]

[CUSIP] No: [•]

ISIN No: [•]

Common Code: [•]

KASPI.KZ JSC

(incorporated as a limited company under

the laws of Kazakhstan)

GLOBAL DEPOSITARY RECEIPT CERTIFICATE

initially representing [•] Global Depositary Receipts ("GDRs")

each of which initially represents [•] registered common shares in the share capital of Kaspi.KZ JSC (the "Shares")

THIS IS TO CERTIFY (1) that pursuant to a Deposit Agreement dated ____28 March_________ 2019 (the "Deposit Agreement") between Kaspi.KZ JSC (the "Company") and The Bank of New York Mellon (the "Depositary") there have been deposited with the Depositary, or with a custodian (the "Custodian") duly appointed by the Depositary, certificates which name the Depositary or its nominee or the Custodian or its nominee as holder in respect of the Shares and (2) that The Bank of New York Depository (Nominees) Limited of 160 Queen Victoria Street, London EC4V 4LA (the "Holder") is, at the date hereof, entered in the Register maintained by the Depositary as holder of [•] GDRs and is entitled, upon compliance with the Conditions endorsed hereon (the "Conditions") and the terms of the Deposit Agreement, to the benefit of the Conditions and at the option of the Holder (a) to have the Depositary deliver at the office of the Custodian in Moscow to a person specified by the Holder hereof (i) a certificate or certificates (or other appropriate evidence of ownership) for such number of Shares represented hereby and (ii) any other Deposited Property, or (b) to have such certificate(s) or other evidence of ownership and any other Deposited Property forwarded at the risk and expense of the Holder, for delivery at the specified office of the Depositary or of an agent appointed by the Depositary pursuant to the Conditions, in each case located in Kazakhstan or such other place as is permitted under applicable law from time to time. The words "Deposited Property" shall mean such number of Shares represented hereby and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to such number of Shares pursuant to the Conditions and the terms of the Deposit Agreement, together with any right of the Depositary or the Custodian to receive such shares or any such rights, interests and securities, property and cash as aforesaid. Capitalised terms used herein but not defined shall have the meanings given to them in the Deposit Agreement.

Any increase or decrease in the number of Shares represented by each GDR from that initially notified to the Holder will promptly be notified to the Holder by the Depositary.

This Global Depositary Receipt certificate is evidence of entitlement only. Title to the GDRs passes only upon due registration in the Register maintained by the Depositary and only the duly registered holder is entitled to payments and other rights in respect of the GDRs. Holders and owners of GDRs (as defined in the Deposit Agreement) are not parties to the Deposit Agreement and thus, under English law, have no contractual rights against, or obligations to, the Company under the Deposit Agreement. Notwithstanding the foregoing, the Company has entered into a Deed Poll dated on or about _______28 March_______ 2019 under which any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the "Depositary" in respect of that number of Shares to which the GDRs of which he is a Holder relate if the Company fails to perform any obligation imposed upon it by the relevant provisions of the Deposit Agreement which is material to the interests of the Holders (as a class). The Depositary is under no duty to enforce any of the provisions of the Deposit Agreement on behalf of any Holder or owner of GDRs.

Dated _____________________ 2019

By:

Authorised Signatory

TERMS AND CONDITIONS

TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY RECEIPTS

The following terms and conditions (subject to completion and amendment and excepting sentences in italics) will apply to the Global Depositary Receipts, and will be endorsed on each Global Depositary Receipt certificate:

The Global Depositary Receipts ("GDRs") represented by this certificate are issued in respect of common shares (the "Shares") in Kaspi.KZ JSC (the "Company") pursuant to and subject to an agreement dated _____28 March___ 2019, and made between the Company and The Bank of New York Mellon in its capacity as depositary (the "Depositary") for the "Regulation S Facility" and for the "Rule 144A Facility" (such agreement, as amended from time to time, being hereinafter referred to as the "Deposit Agreement"). Pursuant to the provisions of the Deposit Agreement, the Depositary has appointed Raiffeisenbank as Custodian (the "Custodian") to receive and hold on its behalf any relevant documentation respecting certain Shares (the "Deposited Shares") and all rights, interests and other securities, property and cash deposited with the Custodian which are attributable to the Deposited Shares (together with the Deposited Shares, the "Deposited Property"). The Depositary shall hold Deposited Property for the benefit of the Holders (as defined below) as bare trustee (other than any cash comprised of the Deposited Property which is held as banker pursuant to Condition 25) in proportion to their holdings of GDRs. In these terms and conditions (the "Conditions"), references to the "Depositary" are to The Bank of New York Mellon and/or any other depositary which may from time to time be appointed under the Deposit Agreement, references to the "Custodian" are to Raiffeisenbank or any other custodian from time to time appointed under the Deposit Agreement and references to the "Main Office" mean, in relation to the relevant Custodian, its head office in the city of Moscow or such other location of the head office of the Custodian in Kazakhstan as may be designated by the Custodian with the approval of the Depositary (if outside the city of Moscow) or the head office of any other custodian from time to time appointed under the Deposit Agreement.

The GDRs will upon issue be represented by interests in a Regulation S Master GDR, evidencing Regulation S GDRs, and by interests in a Rule 144A Master GDR, evidencing Rule 144A GDRs (as each such term is defined in the Deposit Agreement). The GDRs are exchangeable in the circumstances set out in the Regulation S Master GDR or Rule 144A Master GDR (as applicable) for a certificate in definitive registered form in respect of GDRs representing all or part of the interest of the holder in the Master GDR.

References in these Conditions to the "Holder" of any GDR shall mean the person or persons registered on the books of the Depositary maintained for such purpose (the "Register") as holder. These Conditions include summaries of, and are subject to, the detailed provisions of the Deposit Agreement, which includes the forms of the certificates in respect of the GDRs. Copies of the Deposit Agreement are available for inspection at the specified office of the Depositary and each Agent (as defined in Condition 17) and at the Main Office of the Custodian. Terms used in these Conditions and not defined herein but which are defined in the Deposit Agreement have the meanings ascribed to them in the Deposit Agreement. Holders of GDRs are not party to the Deposit Agreement and thus, under English Law, have no contractual rights against, or obligations to, the Company or Depositary. However, the Deed Poll executed by the Company in favour of the Holders provides that, if the Company fails to perform the obligations imposed on it by certain specified provisions of the Deposit Agreement, any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the "Depositary" in respect of that number of Deposited Shares to which the GDRs of which he is the Holder relate. The Depositary is under no duty to enforce any of the provisions of the Deposit Agreement on behalf of any Holder of a GDR or any other person.

1.	Withdrawal of Deposited Property and Further Issues of GDRs
1.1	Any Holder may request withdrawal of, and the Depositary shall, provided that the Depositary shall not be required to accept surrenders of GDRs for the purpose of withdrawal to the extent that it would require the Depositary to procure the delivery of a fraction of a Deposited Share (or of any other security constituting Deposited Property), thereupon relinquish, the Deposited Property attributable to any GDR upon production of such evidence of the entitlement of the Holder to the relative GDR as the Depositary may reasonably require to the Depositary or any Agent accompanied by:
(a)	a duly executed order (in a form approved by the Depositary) requesting the Depositary to cause the Deposited Property being withdrawn to be delivered at the Main Office of the Custodian, or (at the request, risk and expense of the Holder, and only if permitted by applicable law from time to time) at the specified office located in New York, London or Kazakhstan of the Depositary or any Agent, or to the order in writing of, the person or persons designated in such order;
(b)	the payment of such fees, taxes, duties, charges, costs, expenses (including currency conversion expenses, tested telex, cable (including SWIFT) and facsimile transmission fees and expenses) and governmental charges as may be required under these Conditions or the Deposit Agreement;
(c)	the surrender (if appropriate) of GDR certificates in definitive registered form properly endorsed in blank or accompanied by proper instruments of transfer satisfactory to the Depositary to which the Deposited Property being withdrawn is attributable; and
(d)	the delivery to the Depositary of a duly executed and completed certificate substantially in the form set out either (i) in Schedule 3 Part B to the Deposit Agreement (or as amended by the Depositary in accordance with Clause 3.9 of the Deposit Agreement and Condition 1.7), if Deposited Property is to be withdrawn or delivered during the Distribution Compliance Period (such term being defined as the 40 day period beginning on the latest of the commencement of the Offering, the original issue date of the GDRs, and the issue date with respect to the additional GDRs, if any, issued to cover over- allotments) in respect of surrendered Regulation S GDRs, or (ii) in Schedule 4 Part B to the Deposit Agreement (or as amended by the Depositary in accordance with Clause 3.9 of the Deposit Agreement and Condition 1.7), if Deposited Property is to be withdrawn or delivered in respect of surrendered Rule 144A GDRs.
1.2	Upon production of such documentation and the making of such payment as aforesaid for withdrawal of the Deposited Property in accordance with Condition 1.1, the Depositary will direct the Custodian, by tested telex, cable (including SWIFT) or facsimile, within a reasonable time after receiving such direction from such Holder, to deliver at its Main Office to, or to the order in writing of, the person or persons designated in the accompanying order:
(a)	a certificate (if any) for, or other appropriate instrument of title (if any) to or evidence of a book- entry transfer in respect of the relevant Deposited Shares, registered in the name of the Depositary or its nominee and accompanied by such instruments of transfer in blank or to the person or persons specified in the order for withdrawal and such other documents, if any, as are required by law for the transfer thereof; and
(b)	all other property forming part of the Deposited Property attributable to such GDR, accompanied, if required by law, by one or more duly executed endorsements or instruments of transfer in respect thereof; provided however that the Depositary may make delivery at its specified office in New York of any Deposited Property which is in the form of cash,

PROVIDED THAT the Depositary (at the request, risk and expense of any Holder so surrendering a GDR):

(i)	will direct the Custodian to deliver the certificates for, or other instruments of title to, or book-entry transfer in respect of, the relevant Deposited Shares and any document relative thereto and any other documents referred to in sub-paragraphs 1.2(a) and (b) of this Condition (together with any other property forming part of the Deposited Property which may be held by the Custodian or its agent and is attributable to such Deposited Shares); and/or
(ii)	will deliver any other property forming part of the Deposited Property which may be held by the Depositary and is attributable to such GDR (accompanied, if required by law, by one or more duly executed endorsements or instruments of transfer in respect thereof), in each case to the specified office located in New York or London of the Depositary (if permitted by applicable law from time to time) or at another address specified by the surrendering Holder.

1.3	Delivery by the Depositary, any Agent and the Custodian of all certificates, instruments, dividends or other property forming part of the Deposited Property as specified in this Condition will be made subject to any laws or regulations applicable thereto.
1.4	The Depositary may, in accordance with the terms of the Deposit Agreement and upon delivery of a duly executed order (in a form reasonably approved by the Depositary) and a duly executed certificate substantially in the form of (a) Schedule 3 Part A of the Deposit Agreement (which is described in the following paragraph) (or as amended by the Depositary in accordance with Clause 3.9 of the Deposit Agreement and Condition 1.7) by or on behalf of any investor who is to become the beneficial owner of the Regulation S GDRs or (b) Schedule 4 Part A of the Deposit Agreement (which is described in the second following paragraph) (or as amended by the Depositary in accordance with Clause 3.9 of the Deposit Agreement and Condition 1.7) by or on behalf of any investor who is to become the beneficial owner of Rule 144A GDRs from time to time execute and deliver further GDRs having the same terms and conditions as the GDRs which are then outstanding in all respects (or the same in all respects except for the first dividend payment on the Shares represented by such further GDRs) and, subject to the terms of the Deposit Agreement, the Depositary shall accept for deposit any further Shares in connection therewith, so that such further GDRs shall form a single series with the already outstanding GDRs. References in these Conditions to the GDRs include (unless the context requires otherwise) any further GDRs issued pursuant to this Condition and forming a single series with the already outstanding GDRs.

The certificate to be provided in the form of Schedule 3 Part A of the Deposit Agreement certifies, among other things, that the person providing such certificate is not a U.S. person (as defined in Regulation S under the US Securities Act of 1933, as amended (the "Securities Act")), is located outside the United States.

The certificate to be provided in the form of Schedule 4 Part A of the Deposit Agreement certifies, among other things that the person providing such certificate is a qualified institutional buyer (as defined in Rule 144A under the Securities Act ("QIB")) or is acting for the account of another person and such person is a QIB.

1.5	Any further GDRs issued pursuant to Condition 1.4 which (i) represent Shares which have rights (whether dividend rights or otherwise) which are different from the rights attaching to the Shares represented by the outstanding GDRs, or (ii) are otherwise not fungible (or are to be treated as not fungible) with the outstanding GDRs, will be represented by a GDR certificate in definitive registered form or a separate temporary Regulation S Master GDR and/or temporary Rule 144A Master GDR. Upon becoming fungible with outstanding GDRs, such further GDRs shall be evidenced by a Regulation S Master GDR and/or a Rule 144A Master GDR (by increasing the total number of GDRs evidenced by the relevant Regulation S Master GDR or Rule 144A Master GDR by the number of such further GDRs, as applicable).
1.6	The Depositary may issue GDRs against rights to receive Shares from the Company (or any agent of the Company recording Share ownership).
1.7	The Depositary may make such amendments to the certificates contained in the Deposit Agreement in Schedule 3 Part A and Part B and in Schedule 4 Part A and Part B as it may determine are required in order for the Depositary to perform its duties under the Deposit Agreement, or to comply with any applicable law or with the rules and regulations of any securities exchange, market or automated quotation system upon which the GDRs may be listed or traded, or to comply with the rules or requirements of any book entry system by which the GDRs may be transferred, or to confirm compliance with any special limitations or restrictions to which any particular GDRs are subject.
1.8	Notwithstanding any other provisions of the Deposit Agreement or these Conditions, the Depositary may, with (to the extent reasonably practicable) prior notice to the Company and the Holders, cancel a number of the GDRs then outstanding, sell (either by public or private sale and otherwise in its discretion, subject to all applicable laws and regulations) the Deposited Property formerly represented by such GDRs and distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto, and thereby reduce the Depositary's holdings of any class of Deposited Property below an amount that the Depositary determines to be necessary or advisable if (i) the Depositary or its agent(s) receives notice from any governmental or regulatory authority that the existence or operation of a Facility or the holding by the Depositary (or the Custodian or any of their respective nominees) of the Deposited Property violates any applicable law or regulation, or that the Depositary (or the Custodian or any of their respective nominees) is required to make any filing or obtain any consent, approval or licence to operate that Facility or to own or exercise any rights with respect to the Deposited Shares or other Deposited Property (other than such filings, consents, approvals or licences which the Depositary in its reasonable discretion considers to be of a routine administrative nature required in the ordinary course of business) or (ii) the Depositary or the Custodian receives advice from recognised local counsel that the Depositary (or the Custodian or any of their respective nominees) is reasonably likely to be subject to criminal, civil or administrative liabilities as a result of the existence or operation of a Facility or the holding or exercise by the Depositary (or the Custodian or any of their respective nominees) of any rights with respect to the Deposited Shares or other Deposited Property. If the Depositary cancels GDRs and sells Deposited Property under the preceding sentence, the Depositary shall allocate the cancelled GDRs converted under the preceding sentence and the net proceeds of the sale of the Deposited Property previously represented thereby among the Holders pro rata to their respective holdings of GDRs immediately prior to the cancellation, except that the allocations may be adjusted by the Depositary in its sole discretion so that no fraction of a cancelled GDR is allocated to any Holder. Any payment pursuant to this Condition 1.8 in connection with a GDR in definitive registered form shall be made to the relevant Holder only after surrender to the Depositary of the GDR certificate by such Holder for cancellation of the relevant number of GDRs. The Depositary shall also cancel GDRs and sell Deposited Property in accordance with this Condition 1.8 if the Depositary receives written instructions from the Company to do so and such cancellation and sale is necessary or desirable to enable the Company, in good faith, to comply with any applicable law or regulation.
1.9	In order to comply with any applicable laws and regulations, or pursuant to requests from the Company for certain information in accordance with Clause 5.1 of the Depositary Agreement, the Depositary may from time to time request each Holder of GDRs to, and each Holder shall upon receipt of such request, provide to the Depositary information relating to: (a) the capacity in which such Holder and/or any owner holds GDRs; (b) the identity of any owners of GDRs or other person or persons then or previously interested in such GDRs; (c) the nature of any such interests in the GDRs; and (d) any other matter where disclosure of such matter is required to enable compliance by the Depositary with applicable laws or the constitutional documents of the Company. Each Holder consents to the disclosure by the Depositary of all information received by the Depositary in response to a request made pursuant to this Condition. The Depositary may charge the Company a fee and its expenses relating to any request made under this Condition 1.9.
1.10	In order to comply with any applicable laws and regulations, or pursuant to requests from the Company for certain information in accordance with Clause 5.1 of the Depositary Agreement, the Depositary may from time to time request Euroclear, Clearstream and DTC to: provide the Depositary with (a) details of the accountholders within such settlement systems that hold interests in GDRs and the number of GDRs recorded in the account of each such accountholder, and each Holder or owner of GDRs, or intermediary acting on behalf of such Holder or owner, hereby authorises each of Euroclear, Clearstream and DTC to disclose such information to the Depositary as issuer of the GDRs; and (b) provide and consent to the collection and processing by the Depositary of, any authorisations, waivers, forms, documentation and other information, relating to such settlement or clearing system's status (or the status of such settlement or such clearing system's direct or indirect owners or accountholders) or otherwise required to be reported, under FATCA.
1.11	To allow the Depositary to comply with FATCA and any other applicable laws or regulations or the requirements of any supervisory body, each Holder shall provide to the Depositary such information as the Depositary may reasonably require, and each Holder consents to the disclosure, transfer and reporting of such information to any relevant governmental or tax authority or as is otherwise reasonably required, including to any person making payments to the Depositary and including transfers to jurisdictions which do not have strict data protection or similar laws, to the extent that the Depositary reasonably determines that such disclosure, transfer or reporting is necessary or warranted to facilitate compliance with FATCA or any such laws, regulations or requirements. For the purposes of these Conditions, "FATCA" means (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended or any associated regulations or other official guidance, (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i), (iii) any agreement pursuant to the implementation of paragraphs (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental authority or tax authority in any other jurisdiction or (iv) any arrangements with a similar effect or intent as (i) to (iii) (including, for the avoidance of doubt any agreement implementing any similar arrangements) involving any jurisdiction.
2.	Suspension of Issue of GDRs and of Withdrawal of Deposited Property

The Depositary shall be entitled, at its reasonable discretion, at such times as it shall determine, to suspend the issue or transfer of GDRs (and the deposit of Shares) generally or in respect of particular Shares. In particular, to the extent that it is in its opinion practicable for it to do so, the Depositary will refuse to accept Shares for deposit, to execute and deliver GDRs or to register transfers of GDRs if it has been notified by the Company in writing that the Deposited Shares or GDRs or any depositary receipts representing Shares are listed on a U.S. Securities Exchange or quoted on a U.S. automated inter dealer quotation system unless accompanied by evidence satisfactory to the Depositary that any such Shares are eligible for resale pursuant to Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"). Further, the Depositary may suspend the withdrawal of Deposited Property during any period when the Register, or the register of shareholders of the Company is closed or, generally or in one or more localities, suspend the withdrawal of Deposited Property or deposit of Shares if deemed necessary or desirable or advisable by the Depositary in good faith at any time or from time to time, in order to comply with any applicable law or governmental or stock exchange regulations or any provision of the Deposit Agreement or for any other reason. The Depositary shall (unless otherwise notified by the Company) restrict the withdrawal of Deposited Shares where the Company notifies the Depositary in writing that such withdrawal would result in ownership of Shares exceeding any limit under any applicable law, government resolution or the Company's constitutive documents or would otherwise violate any applicable laws.

3.	Transfer and Ownership

The GDRs are in registered form. Title to the GDRs passes by registration in the Register and accordingly, transfer of title to a GDR is effective only upon such registration. The Depositary will refuse to accept for transfer any GDRs if it reasonably believes that such transfer would result in violation of any applicable laws and may refuse to register a transfer of GDRs until all payments due to the Depositary from the Holder of such GDRs have been made. The Holder of any GDR will (except as otherwise required by law) be treated by the Depositary and the Company as its beneficial owner for all purposes (whether or not any payment or other distribution in respect of such GDR is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or theft or loss of, any certificate issued in respect of it) and no person will be liable for so treating the Holder.

Interests in Rule 144A GDRs represented by the Rule 144A Master GDR may be transferred to a person whose interest in such Rule 144A GDRs is subsequently represented by the Regulation S Master GDR only upon receipt by the Depositary of written certifications (in the forms provided in the Deposit Agreement) from the transferor and the transferee to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act. Prior to expiration of the Distribution Compliance Period, no owner of Regulation S GDRs may transfer Regulation S GDRs or Shares represented thereby except in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act or to, or for the account of, a qualified institutional buyer as defined in Rule 144A under the Securities Act (each a "QIB") in a transaction meeting the requirements of such Rule 144A. There shall be no transfer of Regulation S GDRs by an owner thereof to a QIB except as aforesaid and unless such owner (i) withdraws Shares from the Regulation S Facility in accordance with Clause 3.5 of the Deposit Agreement and (ii) instructs the Depositary to deliver the Shares so withdrawn to the account of the Custodian to be deposited into the Rule 144A Facility for issuance thereunder of Rule 144A GDRs to, or for the account of, such QIB. Issuance of such Rule 144A GDRs shall be subject to the terms and conditions of the Deposit Agreement, including, with respect to the deposit of Shares and the issuance of Rule 144A GDRs, delivery of the duly executed and completed written certificate and agreement required under the Deposit Agreement by or on behalf of each person who will be the beneficial owner of such Rule 144A GDRs certifying that such person is a QIB and agreeing that it will comply with the restrictions on transfer set forth therein and to payment of the fees (including cable (including SWIFT) and facsimile transmission fees and expenses), charges and taxes provided therein.

4.	Cash Distributions

Whenever the Depositary shall receive from the Company any cash dividend or other cash distribution on or in respect of the Deposited Shares (including any amounts received in the liquidation of the Company) or otherwise in connection with the Deposited Property, the Depositary shall, as soon as practicable, convert the same into United States dollars in accordance with Condition 8. The Depositary shall, if practicable in the opinion of the Depositary, give notice to the Holders of its receipt of such payment in accordance with Condition 22, specifying the amount per Deposited Share payable in respect of such dividend or distribution and the earliest date, determined by the Depositary, for transmission of such payment to Holders and shall as soon as practicable distribute any such amounts to the Holders in proportion to the number of Deposited Shares represented by the GDRs so held by them respectively, subject to and in accordance with the provisions of Conditions 9 and 11; PROVIDED THAT:

(a)	in the event that the Depositary is aware that any Deposited Shares are not entitled, by reason of the date of issue or transfer or otherwise, to such full proportionate amount, the amount so distributed to the relative Holders shall be adjusted accordingly; and
(b)	the Depositary will distribute only such amounts of cash dividends and other distributions as may be distributed without attributing to any GDR a fraction of the lowest integral unit of currency in which the distribution is made by the Depositary, and any balance remaining shall be retained by the Depositary beneficially as an additional fee under Condition 16.1(d).

If a cash distribution would represent a return of all or substantially all the value of the Deposited Property underlying the GDRs, the Depositary may require Holders to surrender their GDRs for cancellation and may require payment of or deduct the fee for cancellation of GDRs (whether or not it is also requiring cancellation of GDRs) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.

5.	Distributions of Shares

Whenever the Depositary shall receive from the Company any distribution in respect of Deposited Shares which consists of a dividend or free distribution of Shares, the Depositary shall cause to be distributed to the Holders entitled thereto, in proportion to the number of Deposited Shares represented by the GDRs held by them respectively, additional GDRs representing an aggregate number of Shares received pursuant to such distribution. Such additional GDRs shall be distributed by an increase in the number of GDRs represented by the Master GDRs or by an issue of certificates in definitive registered form in respect of GDRs, according to the manner in which the Holders hold their GDRs; PROVIDED THAT, if and in so far as the Depositary deems any such distribution to all or any Holders not to be reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) or to be unlawful, the Depositary shall (either by public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) sell such Shares so received and distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto.

6.	Distributions other than in Cash or Shares

Whenever the Depositary shall receive from the Company any dividend or distribution in securities (other than Shares) or in other property (other than cash) on or in respect of the Deposited Property, the Depositary shall distribute or cause to be distributed such securities or other property to the Holders entitled thereto, in proportion to the number of Deposited Shares represented by the GDRs held by them respectively, in any manner that the Depositary may deem equitable and practicable for effecting such distribution; PROVIDED THAT, if and in so far as the Depositary deems any such distribution to all or any Holders not to be reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) or to be unlawful, the Depositary shall deal with the securities or property so received, or any part thereof, in such way as the Depositary may determine to be equitable and practicable, including, without limitation, by way of sale (either by public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) and shall (in the case of a sale) distribute the resulting net proceeds as a cash distribution pursuant to Condition 4 to the Holders entitled thereto.

If a distribution under this Condition 6 would represent a return of all or substantially all the value of the Deposited Property underlying the GDRs, the Depositary may require Holders to surrender their GDRs for cancellation and may require payment of or deduct the fee for cancellation of GDRs (whether or not it is also requiring cancellation of GDRs) as a condition of making that distribution. A distribution of that kind shall be a Termination Option Event.

7.	Rights Issues

If and whenever the Company announces its intention to make any offer or invitation to the holders of Shares to subscribe for or to acquire Shares, securities or other assets by way of rights, the Depositary shall as soon as practicable give notice to the Holders, in accordance with Condition 22, of such offer or invitation, specifying, if applicable, the earliest date established for acceptance thereof, the last date established for acceptance thereof and the manner by which and time during which Holders may request the Depositary to exercise such rights as provided below or, if such be the case, specifying details of how the Depositary proposes to distribute the rights or the proceeds of any sale thereof. The Depositary will deal with such rights in the manner described below:

(a)	if and to the extent that the Depositary shall, at its discretion, deem it to be lawful and reasonably practicable, the Depositary shall make arrangements whereby the Holders may, upon payment of the subscription price in Tenge or other relevant currency together with such fees, taxes, duties, charges, costs and expenses (including cable (including SWIFT) and facsimile transmission fees and expenses) as may be required under the Deposit Agreement and completion of such undertakings, declarations, certifications and other documents as the Depositary may reasonably require, request the Depositary to exercise such rights on their behalf with respect to the Deposited Shares and to distribute the Shares, securities or other assets so subscribed or acquired to the Holders entitled thereto by an increase in the numbers of GDRs represented by the Master GDRs or an issue of certificates in definitive registered form in respect of GDRs, according to the manner in which the Holders hold their GDRs; or
(b)	if and to the extent that the Depositary shall at its discretion, deem it to be lawful and reasonably practicable, the Depositary will distribute such rights to the Holders entitled thereto in such manner as the Depositary may at its discretion determine; or
(c)	if and to the extent that the Depositary deems any such arrangement and distribution as is referred to in paragraphs (a) and (b) above to all or any Holders not to be reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) and/or to be unlawful, the Depositary (i) will, PROVIDED THAT Holders have not taken up rights through the Depositary as provided in (a) above, sell such rights (either by public or private sale and otherwise at its discretion subject to all applicable laws and regulations) or (ii) may, if such rights are not transferable, in its discretion, arrange for such rights to be exercised and the resulting Shares or securities sold and, in each case, distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto.
(d)
(i)	Notwithstanding the foregoing, in the event that the Depositary offers rights pursuant to Condition 7(a) (the "Primary GDR Rights Offering"), if authorised by the Company to do so, the Depositary may, in its discretion, make arrangements whereby in addition to instructions given by a Holder to the Depositary to exercise rights on its behalf pursuant to Condition 7(a), such Holder is permitted to instruct the Depositary to subscribe on its behalf for additional rights which are not attributable to the Deposited Shares represented by such Holder's GDRs ("Additional GDR Rights") if at the date and time specified by the Depositary for the conclusion of the Primary GDR Rights Offering (the "Instruction Date") instructions to exercise rights have not been received by the Depositary from the Holders in respect of all their initial entitlements. Any Holder's instructions to subscribe for such Additional GDR Rights ("Additional GDR Rights Requests") shall specify the maximum number of Additional GDR Rights that such Holder is prepared to accept (the "Maximum Additional Subscription") and must be received by the Depositary by the Instruction Date. If by the Instruction Date any rights offered in the Primary GDR Rights Offering have not been subscribed by the Holders initially entitled thereto ("Unsubscribed Rights"), subject to Condition 7(d)(iii) and receipt of the relevant subscription price in Tenge or other relevant currency, together with such fees, taxes, duties, charges, costs and expenses (including cable (including SWIFT) and facsimile transmission fees and expenses) as it may deem necessary, the Depositary shall make arrangements for the allocation and distribution of Additional GDR Rights in accordance with Condition 7(d)(ii).
(ii)	Holders submitting Additional GDR Rights Requests shall be bound to accept the Maximum Additional Subscription specified in such Additional GDR Rights Request but the Depositary shall not be bound to arrange for a Holder to receive the Maximum Additional Subscription so specified but may make arrangements whereby the Unsubscribed Rights are allocated pro rata on the basis of the extent of the Maximum Additional Subscription specified in each Holder's Additional GDR Rights Request.
(iii)	In order to proceed in the manner contemplated in this Condition 7(d), the Depositary shall be entitled to receive such opinions from Kazakhstani counsel and US counsel as in its discretion it deems necessary which opinions shall be in a form and provided by counsel satisfactory to the Depositary and at the expense of the Company and may be requested in addition to any other opinions and/or certifications which the Depositary shall be entitled to receive under the Deposit Agreement and these Conditions. For the avoidance of doubt, save as provided in these Conditions and the Deposit Agreement, the Depositary shall have no liability to the Company or any Holder in respect of its actions or omissions to act under this Condition 7(d) and, in particular, the Depositary will not be regarded as being negligent, fraudulent, or in wilful default if it elects not to make the arrangements referred to in Condition 7(d)(i).

The Company has agreed in the Deposit Agreement that it will, unless prohibited by applicable law or regulation, give its consent to, and if requested use all reasonable endeavours (subject to the next paragraph) to facilitate, any such distribution, sale or subscription by the Depositary or the Holders, as the case may be, pursuant to Condition 4, 5, 6, 7 or 10 (including the obtaining of legal opinions from counsel reasonably satisfactory to the Depositary concerning such matters as the Depositary may reasonably specify).

If the Company notifies the Depositary that registration is required in any jurisdiction under any applicable law of the rights, securities or other property to be distributed under Condition 4, 5, 6, 7 or 10 or the securities to which such rights relate in order for the Company to offer such rights or distribute such securities or other property to the Holders or owners of GDRs and to sell the securities corresponding to such rights, the Depositary will not offer such rights or distribute such securities or other property to the Holders or sell such securities unless and until the Company procures the receipt by the Depositary of an opinion from counsel reasonably satisfactory to the Depositary that a registration statement is in effect or that the offering and sale of such rights or securities to such Holders or owners of GDRs are exempt from registration under the provisions of such law. Neither the Company nor the Depositary shall be liable to register such rights, securities or other property or the securities to which such rights relate and they shall not be liable for any losses, damages or expenses resulting from any failure to do so.

If at the time of the offering of any rights, at its discretion, the Depositary shall be satisfied that it is not lawful or practicable (for reasons outside its control) to dispose of the rights in any manner provided in paragraphs (a), (b), (c) and (d) above, the Depositary shall permit the rights to lapse. The Depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders or owners of GDRs in general or to any Holder or owner of a GDR or Holders or owners of GDRs in particular.

8.	Conversion of Foreign Currency

Whenever the Depositary shall receive any currency other than United States dollars by way of dividend or other distribution or as the net proceeds from the sale of securities, other property or rights, and if at the time of the receipt thereof the currency so received can in the judgment of the Depositary be converted on a reasonable basis into United States dollars and distributed to the Holders entitled thereto, the Depositary shall as soon as practicable convert or cause to be converted, by sale or in any other manner that it may reasonably determine, the currency so received into United States dollars. If such conversion or distribution can be effected only with the approval or licence of any government or agency thereof, the Depositary may make reasonable efforts to apply, or procure that an application be made, for such approval or licence, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgment any currency other than United States dollars is not convertible on a reasonable basis into United States dollars and distributable to the Holders entitled thereto, or if any approval or licence of any government or agency thereof which is required for such conversion is denied or, in the opinion of the Depositary, is not obtainable, or if any such approval or licence is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute such other currency received by it (or an appropriate document evidencing the right to receive such other currency) to the Holders entitled thereto to the extent permitted under applicable law, or the Depositary may in its discretion hold such other currency without liability for interest for the benefit of the Holders entitled thereto. If any conversion of any such currency can be effected in whole or in part for distribution to some (but not all) Holders entitled thereto, the Depositary may at its discretion make such conversion and distribution in United States dollars to the extent possible to the Holders entitled thereto and may distribute the balance of such other currency received by the Depositary to, or hold such balance for the account of, the Holders entitled thereto, and notify the Holders accordingly.

The Depositary will be entitled to make currency conversions under the Deposit Agreement or under these Conditions from time to time by or through any of its affiliates, the Custodian or otherwise through customary banking channels. To the extent conversions are executed by the Depositary or its affiliates (in such cases, the "FX Counterparty"), the FX Counterparty shall act as principal for its own account, and not as agent, adviser, broker or fiduciary on behalf of any other persons, and earns revenue, including without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement or these Conditions and the rate that the FX Counterparty received when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement or these Conditions will be the most favourable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favourable to Holders, subject to the Depositary's obligations in Clause 9 of the Deposit Agreement.  The methodology used to determine exchange rates used in currency conversions is available upon request.

9.	Distribution of any Payments
9.1	Any distribution of cash under Condition 4, 5, 6, 7 or 10 will be made by the Depositary to Holders on the record date established by the Depositary for that purpose (such date to be as close to the record date set by the Company as is reasonably practicable) and, if practicable in the opinion of the Depositary, notice shall be given promptly to Holders in accordance with Condition 22, in each case subject to any laws or regulations applicable thereto and (subject to the provisions of Condition 8) distributions will be made in United States dollars by cheque drawn upon a bank in New York City or, in the case of the Master GDRs, according to usual practice between the Depositary and Clearstream, Euroclear or DTC, as the case may be. The Depositary or the Agent, as the case may be, may deduct and retain from all moneys due in respect of such GDR in accordance with the Deposit Agreement all fees, taxes, duties, charges, costs and expenses (including cable (including SWIFT) and facsimile transmission fees and expenses) which may become or have become payable under the Deposit Agreement or under applicable law or regulation (including, for the avoidance of doubt, any taxes imposed pursuant to FATCA) in respect of such GDR or the relative Deposited Property.
9.2	Delivery of any securities or other property or rights other than cash shall be made as soon as practicable to the Holders on the record date established by the Depositary for that purpose (such date to be as close to the record date set by the Company as is reasonably practicable), subject to any laws or regulations applicable thereto. If any distribution made by the Company with respect to the Deposited Property and received by the Depositary shall remain unclaimed at the end of three years from the first date upon which such distribution is made available to Holders in accordance with the Deposit Agreement, all rights of the Holders to such distribution or the proceeds of the sale thereof shall be extinguished and the Depositary shall (except for any distribution upon the liquidation of the Company when the Depositary shall retain the same) return the same to the Company for its own use and benefit subject, in all cases, to the provisions of applicable law or regulation.
10.	Capital Reorganisation

Upon any change in the nominal or par value, sub-division, consolidation or other reclassification of Deposited Shares or any other part of the Deposited Property or upon any reduction of capital, or upon any reorganisation, merger or consolidation of the Company or to which it is a party (except where the Company is the continuing corporation), the Depositary shall as soon as practicable give notice of such event to the Holders and at its discretion may treat such event as a distribution and comply with the relevant provisions of Conditions 4, 5, 6 and 9 with respect thereto, or may execute and deliver additional GDRs in respect of Shares or may require the exchange of existing GDRs for new GDRs which reflect the effect of such change.

11.	Withholding Taxes and Applicable Laws
11.1	Payments to Holders of dividends or other distributions on or in respect of the Deposited Shares will be subject to deduction of Kazakhstan and other withholding taxes (including any taxes imposed pursuant to FATCA), if any, at the applicable rates. Services that may permit Holders or owners of GDRs to obtain reduced rates of withholding tax at source, or to reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under or covered by, and are outside the scope of, these Conditions and the Deposit Agreement. Each Holder agrees to indemnify the Company, the Depositary and the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding tax at source or other tax benefit received by it.
11.2	If any governmental or administrative authorisation, consent, registration or permit or any report or notification to any governmental or administrative authority is required under any applicable law in Kazakhstan or pursuant to FATCA in order for the Depositary to receive from the Company Shares or other securities to be deposited under these Conditions, or in order for Shares, other securities or other property to be distributed under Condition 4, 5, 6 or 10 or to be subscribed under Condition 7 or to offer any rights or sell any securities represented by such rights relevant to any Deposited Shares, the Company has agreed to apply for such authorisation, consent, registration or permit or file such report or notification on behalf of the Holders within the time required under such laws. In this connection, the Company has undertaken in the Deposit Agreement to the extent reasonably practicable to take such action as may be required in obtaining or filing the same. The Depositary shall not be obliged to distribute GDRs representing such Shares, Shares, other securities or other property deposited under these Conditions or make any offer of any such rights or sell any securities corresponding to any such rights with respect to which (as notified to the Depositary by the Company) such authorisation, consent, registration or permit or such report or notification has not been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent, registration or permit, or to file any such report or notification.
12.	Voting Rights
12.1	Holders of GDRs will have voting rights on behalf of their beneficial owners with respect to the Deposited Shares, subject to providing the relevant Identity Information. The Company has agreed to provide the Depositary with a copy of any notice containing resolutions to be proposed at a general meeting of the Company and any materials with respect to the meeting to be distributed to Holders not less than 30 calendar days prior to such meeting date and the Depositary will vote or cause to be voted the Deposited Shares in the manner set out in this Condition 12. Upon receipt of any notice of any meeting of holders of the Shares in which the holders of Shares would be entitled to vote and any materials with respect to the meeting to be distributed to Holders, if requested in writing by the Company to extend voting to Holders, the Depositary shall, as soon as practicable thereafter, give to the Holders a notice in accordance with Condition 22, the form of which shall be in the sole discretion of the Depositary, that shall contain: (a) the information contained in the notice of meeting received by the Depositary; (b) a statement that the Holders as of the close of business on a specified record date (being a date selected by the Depositary which is as close to the relevant record date set by the Company as reasonably practicable) will be entitled, subject to the provision of the relevant Identity Information and compliance with any other applicable provision of Kazakhstani law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights on behalf of the relevant beneficial owners of GDRs arising under the Shares represented by their respective GDRs; (c) a statement as to the manner in which those instructions and the relevant Identity Information may be given to the Depositary for or against or where permitted by Kazakhstani law to abstain from voting on, each and any resolution specified in the agenda for the meeting; (d) where instructed to include such a request by the Company, a request for certain information from the relevant Holder and/or beneficial owner of the relevant GDRs to be included with the voting instruction form, and (e) the last date on which the Depositary will accept voting instructions and Identity Information from Holders (the "Instruction Cutoff Date"). The Company has agreed to provide to the Depositary appropriate proxy forms to enable the Depositary to appoint a representative to attend the relevant meeting and vote on behalf of the Depositary and the relevant beneficial owners of GDRs. The Company has acknowledged in the Deposit Agreement, and by holding GDRs each Holder acknowledges, that there can be no assurance that Holders generally or any particular Holder will receive the notice referred to in this Condition 12.1 in time to enable each Holder to give instructions to the Depositary prior to the Instruction Cutoff Date.
12.2	In order for each voting instruction to be valid, the voting instructions form must be duly completed and duly signed or received by authenticated SWIFT message and returned to the Depositary by the Instruction Cutoff Date.
12.3	Following receipt by the Depositary, on or before the date established by the Depositary for such purpose, of the written request of a person who was a Holder on the record date established by the Depositary under Condition 12.1, the Depositary will, except to the extent that any such Holder (i) is a Major Participant or a Bank Holding and has not received valid approval from the NBK; (ii) is registered in a Blacklisted Jurisdiction; or (iii) requires any approval from the relevant authorities in Kazakhstan in relation to the exercise of its voting rights and has not received such approval (the "Local Restrictions"), exercise or cause to be exercised the voting rights in respect of the Deposited Shares so that the portion of the Deposited Shares which are the subject of the request, will be voted in accordance with the instructions set out in that request.
12.4	The Depositary will only endeavour to vote or cause to be voted the votes attaching to Shares in respect of which valid voting instructions, certification that the Local Restrictions have been complied with, and Identity Information have been received, except that if no voting instructions are received by the Depositary (either because no voting instructions are returned to the Depositary or because the voting instructions are incomplete, illegible or unclear) from a Holder with respect to any or all of the Deposited Shares represented by such Holder's GDRs on or before the record date specified by the Depositary, the Depositary shall have no obligation to and shall not procure the exercise of such votes. Notwithstanding anything else contained herein, the Depositary shall only represent, in so far as is permitted by Kazakhstan law and practice, for the purpose of establishing a quorum at a general meeting of the Company, Deposited Shares in relation to which valid voting instructions and Identity Information have been received.
12.5	If the Depositary is advised in the opinion referred to in Condition 12.6 below that it is not permissible under Kazakhstani law or the Depositary determines that it is not reasonably practicable to vote or cause to be voted such Deposited Shares in accordance with Conditions 12.3 or 12.4 the Depositary shall not vote or cause to be voted such Deposited Shares.
12.6	The Depositary is entitled to request the Company to provide to the Depositary, and where such request has been made shall not be required to take any action required by this Condition 12 unless it shall have received, an opinion from the Company's legal counsel (such counsel being reasonably acceptable to the Depositary) at the expense of the Company to the effect that such voting arrangement is valid and binding on Holders under Kazakhstani law and the statutes of the Company and that the Depositary is permitted to exercise votes in accordance with the provisions of this Condition 12 but that in doing so the Depositary will not be deemed to be exercising voting discretion. The Company has agreed to inform the Depositary of any circumstances known to it which may affect whether the voting arrangements under this Condition 12 are valid and binding on Holders under Kazakhstani law and the statutes of the Company, or whether the Depositary is permitted to exercise votes in accordance with the provisions of this Condition 12 and in doing so will not be deemed to be exercising voting discretion.
12.7	By continuing to hold GDRs, all Holders shall be deemed to have agreed to the provisions of this Condition as it may be amended from time to time in order to comply with applicable Kazakhstani law.
12.8	The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Deposited Shares, other than in accordance with instructions given, or deemed given, in accordance with this Condition.
13.	Recovery of Taxes, Duties and Other Charges, and Fees and Expenses due to the Depositary

The Depositary shall not be liable for any taxes (including any taxes imposed pursuant to FATCA), duties, charges, costs or expenses (including cable (including SWIFT) and facsimile transmission fees and expenses) which may become payable in respect of the Deposited Shares or other Deposited Property or the GDRs, whether under any present or future fiscal or other laws or regulations, and such part thereof as is proportionate or referable to a GDR (the "Charges") shall be payable by the Holder thereof to the Depositary at any time on request or may be deducted from any amount due or becoming due on such GDR in respect of any dividend or other distribution. The Depositary may sell (whether by way of public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) for the account of the Holder an appropriate number of Deposited Shares or amount of other Deposited Property and may require the Holder on a mandatory basis to surrender for cancellation the GDRs which represent such Deposited Property and will discharge out of the proceeds of such sale any Charges, and any fees or expenses due to the Depositary from the Holder pursuant to Condition 16, and subsequently pay any surplus to the Holder, but the Holder shall remain liable to the Depositary to the extent such Charges, fees and expenses exceed the sale proceeds. Any request by the Depositary for the payment of Charges shall be made by giving notice pursuant to Condition 22.

14.	Liability
14.1	In acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in the Deposit Agreement and these Conditions and, other than holding the Deposited Property for the benefit of Holders as bare trustee, does not assume any relationship of trust for or with, the Holders or owners of GDRs or any other person.
14.2	Neither the Depositary, the Custodian, the Company, any Agent, nor any of their agents, officers, directors, employees or affiliates shall incur any liability to any other of them or to any Holder or owner of a GDR or any other person with an interest in any GDRs if by reason of: (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange, or the interpretation or application of any such present or future law or regulation or any change therein, or by reason of any other circumstances beyond their control; or (B) (in the case of only the Depositary, the Custodian, any Agent, or any of their agents, officers, directors, employees or affiliates) any provision, present or future, of the constitutive documents of the Company, or any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labour disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorised access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary, the Custodian, the Company, any Agent, or any of their agents, officers, directors, employees or affiliates, shall be, directly or indirectly, prevented, delayed or forbidden from doing or performing, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing which the terms of the Deposit Agreement or these Conditions provide shall or may be done or performed; nor shall any of them incur any liability to any Holder or owner of GDRs or any other person with an interest in any GDRs for any exercise of, or failure to exercise, any voting rights attached to the Deposited Shares or any of them or any other discretion or power provided for in the Deposit Agreement. Any such party may rely on, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been duly signed or presented (including a translation which is made by a translator believed by it to be competent or which appears to be authentic).
14.3	Neither the Depositary nor any Agent shall be liable (except for its own wilful default, negligence or fraud or that of its agents, officers, directors or employees) to the Company or any Holder or owner of GDRs or any other person, by reason of having accepted as valid or not having rejected any certificate for Shares or GDRs or any signature on any transfer or instruction purporting to be such and subsequently found to be forged or not authentic or for its failure to perform any obligations under the Deposit Agreement or these Conditions.
14.4	The Depositary and its agents may engage or be interested in any financial or other business transactions with the Company or any of its subsidiaries or affiliates, or in relation to the Deposited Property (including without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in GDRs for its own account, and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by it as a bank, and not in the capacity of Depositary, in relation to matters arising under the Deposit Agreement (including, without prejudice to the generality of the foregoing, fees, commissions and charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to Holders or any other person for any profit arising therefrom.
14.5	The Depositary shall endeavour to effect any such sale as is referred to or contemplated in Condition 5, 6, 7, 10, 13 or 20 or any such conversion as is referred to in Condition 8 in accordance with the Depositary's normal practices and procedures but shall have no liability (in the absence of its own wilful default, negligence or fraud or that of its agents, officers, directors or employees) with respect to the terms of such sale or conversion or if such sale or conversion shall not be reasonably practicable.
14.6	The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of its obligations under or in connection with the Deposit Agreement or these Conditions.
14.7	The Depositary shall have no responsibility whatsoever to the Company, any Holders or any owner of GDRs or any other person as regards any deficiency which might arise because the Depositary is subject to any tax in respect of the Deposited Property or any part thereof or any income therefrom or any proceeds thereof, including for any tax imposed pursuant to FATCA. The Depositary shall not be liable for the inability or failure of a Holder or owner to obtain the benefit of a foreign tax credit, reduced rate of withholding tax or refund of amounts withheld in respect of tax or any other tax benefit.
14.8	In connection with any proposed modification, waiver, authorisation or determination permitted by the terms of the Deposit Agreement, the Depositary shall not, except as otherwise expressly provided in Condition 21, be obliged to have regard to the consequence thereof for the Holders or the owners of GDRs or any other person.
14.9	Notwithstanding anything else contained in the Deposit Agreement or these Conditions, the Depositary may refrain from doing anything which could or might, in its opinion, be contrary to any law of any jurisdiction or any directive or regulation of any agency or state or which would or might otherwise render it liable to any person and the Depositary may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
14.10	The Depositary may, in relation to the Deposit Agreement and these Conditions, act or take no action on the advice or opinion of, or any certificate or information obtained from, any lawyer, valuer, accountant, banker, broker, securities company or other expert whether obtained by the Company, the Depositary or otherwise, and shall not be responsible or liable for any loss or liability occasioned by so acting or refraining from acting or relying on information from persons presenting Shares for deposit or GDRs for surrender or requesting transfers thereof.
14.11	Any such advice, opinion, certificate or information (as discussed in Condition 14.10 above) may be sent or obtained by letter or facsimile transmission and the Depositary shall not be liable for acting on any advice, opinion, certificate or information purported to be sent or obtained by any such letter or facsimile transmission although (without the Depositary's knowledge) the same shall contain some error or shall not be authentic.
14.12	The Depositary may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, a certificate, letter or other communication, whether oral or written, signed or otherwise communicated on behalf of the Company by a director of the Company or by a person duly authorised by a director of the Company or such other certificate from persons specified in Condition 14.10 above which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible for any loss or liability that may be occasioned by the Depositary acting on such certificate.
14.13	The Depositary shall have no obligation under the Deposit Agreement or these Conditions except to perform its obligations as are specifically set out therein without wilful default, negligence or fraud.
14.14	Any liability of the Depositary arising out of the Deposit Agreement, the GDRs or the Conditions shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Depositary or, if later, the day on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Depositary at the time of entering into the Deposit Agreement, the GDRs or the Conditions, or at the time of accepting any relevant instructions, which increases the amount of the loss. In no event shall the Depositary be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not foreseeable, even if the Depositary has been advised of the possibility of such loss or damages and regardless of whether the claim for loss or damage is made in negligence, breach of contract, duty or otherwise.
14.15	The Depositary may delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons, whether being a joint Depositary of the Deposit Agreement or not and not being a person to whom the Company may reasonably object, all or any of the powers, authorities and discretions vested in the Depositary by the Deposit Agreement and such delegation may be made upon such terms and subject to such conditions, including power to sub-delegate and subject to such regulations as the Depositary may in the interests of the Holders think fit, provided that no objection from the Company to any such delegation as aforesaid may be made to a person whose financial statements are consolidated with those of the Depositary's ultimate holding company. Any delegation by the Depositary shall be on the basis that the Depositary is acting on behalf of the Holders and the Company in making such delegation. The Company shall not (in any circumstances) and the Depositary shall not (provided that it shall have exercised reasonable care in the selection of such delegate) be bound to supervise the proceedings or be in any way responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. However, the Depositary shall, if practicable, and if so requested by the Company, pursue (at the Company's expense and subject to receipt by the Depositary of such indemnity and security for costs as the Depositary may reasonably require) any legal action it may have against such delegate or sub-delegate arising out of any such loss caused by reason of any such misconduct or default. The Depositary shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Company. Any delegation under this Condition which includes the power to sub-delegate shall provide that the delegate shall, within a specified time of any sub-delegation or amendment, extension or termination thereof, give notice thereof to the Company and the Depositary.
14.16	The Depositary may, in the performance of its obligations hereunder, instead of acting personally, employ and pay an agent, whether a solicitor or other person, to transact or concur in transacting any business and do or concur in doing all acts required to be done by such party, including the receipt and payment of money.
14.17	The Depositary may, in performing its duties hereunder, appoint and employ brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.
14.18	The Depositary shall be at liberty to hold or to deposit the Deposit Agreement and any deed or document relating thereto in any part of the world with any banking company or companies (including itself) whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers of good repute, and the Depositary shall not (in the case of depositing with itself, in the absence of its own negligence, wilful default, or fraud or that of its agents, directors, officers or employees) be responsible for any losses, liability or expenses incurred in connection with any such deposit.
14.19	Notwithstanding anything to the contrary contained in the Deposit Agreement or these Conditions, the Depositary shall not be liable in respect of any loss or damage which arises out of or in connection with its performance or non-performance, or the exercise or attempted exercise of (or the failure to exercise any of) its powers or discretions, under the Deposit Agreement, except to the extent that such loss or damage arises from the wilful default, negligence or fraud of the Depositary or that of its agents, officers, directors or employees. Without prejudice to the generality of the foregoing, in no circumstances shall the Depositary have any liability for any act or omission of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Shares or otherwise.
14.20	No provision of the Deposit Agreement or these Conditions shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
14.21	For the avoidance of doubt, the Depositary shall be under no obligation to check, monitor or enforce compliance with any ownership restrictions in respect of GDRs or Shares under any applicable Kazakhstani law as the same may be amended from time to time. Notwithstanding the generality of Condition 3, the Depositary shall refuse to register any transfer of GDRs or any deposit of Shares against the issuance of GDRs if notified by the Company, or the Depositary becomes aware of the fact, that such transfer or issuance would result in a violation of the limitations set forth above.
14.22	No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.
14.23	The Depositary shall be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of any GDRs on behalf of any Holder or any other person.
15.	Issue and Delivery of Replacement GDRs and Exchange of GDRs

Subject to the payment of the relevant fees, taxes, duties, charges, costs and expenses (including cable (including SWIFT) and facsimile transmission fees and expenses) and such terms as to evidence and indemnity as the Depositary may require, replacement GDRs will be issued by the Depositary and will be delivered in exchange for or replacement of outstanding lost, stolen, mutilated, defaced or destroyed GDRs upon surrender thereof (except in the case of the destruction, loss or theft) at the specified office of the Depositary or (at the request, risk and expense of the Holder) at the specified office of any Agent.

16.	Depositary's Fees, Costs and Expenses
16.1	The Depositary shall be entitled to charge the following remuneration and to receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) from the Holders in respect of its services under the Deposit Agreement:
(a)	for the issue of GDRs (other than upon the initial issue of GDRs to the Shareholders pursuant to this Agreement and the subsequent issue of any GDRs prior to the Offering) or the cancellation of GDRs: U.S.$5.00 or less per 100 GDRs (or portion thereof) issued or cancelled, including for the avoidance of doubt, but not limited to, transfers between the Regulation S Master GDR and the Rule 144A Master GDR which transfers shall be treated as cancellations of GDRs represented by one Master GDR and issuances of GDRs represented by the other Master GDR;
(b)	for issuing GDR certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed GDR certificates: a sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;
(c)	for issuing GDR certificates in definitive registered form (other than pursuant to (b) above): the greater of U.S.$1.50 per GDR certificate (plus printing costs) or such other sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work plus costs (including but not limited to printing costs) and expenses involved;
(d)	for receiving and paying any cash dividend or other cash distribution on or in respect of the Deposited Shares: a fee of U.S.$0.05 or less per GDR for each such dividend or distribution;
(e)	in respect of any issue of rights or distribution of Shares (whether or not evidenced by GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution: U.S.$5.00 or less per 100 outstanding GDRs (or portion thereof) for each such issue of rights, dividend or distribution;
(f)	a fee of U.S.$0.05 or less per GDR (or portion thereof) per calendar year for depositary services which shall be payable as provided in paragraph (g) below; and
(g)	any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents, in connection with the servicing of Deposited Shares or other Deposited Property (which charge shall be assessed against Holders as of the date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or deducting such charge from one or more cash dividends or other cash distributions), together with all fees and expenses (including currency conversion expenses, cable, SWIFT and facsimile transmission fees and expenses), transfer and registration fees, taxes, duties and charges payable by the Depositary, any Agent or the Custodian, or any of their agents, in connection with any of the above.

16.2	The Depositary is entitled to receive from the Company the fees, taxes, duties, charges costs and expenses as specified in a separate agreement between the Company and the Depositary. The Depositary may charge the Company a fee and its expenses relating to any request made under Condition 1.9.
16.3	From time to time, the Depositary may make payments to the Company to reimburse and/or share revenue from the fees collected from Holders of GDRs, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of the establishment and maintenance of the GDR facilities established pursuant to the Deposit Agreement. Where the Company has been appointed by the Depositary to act as Custodian in connection with the Deposit Agreement, the Company in its capacity as the Custodian may earn fees and revenue, and such fees and revenue may be paid by the Depositary to the Company from fees collected by the Depositary from Holders. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees and commissions.
17.	Agents
17.1	The Depositary shall be entitled to appoint one or more agents (the "Agents") for the purpose, inter alia, of making distributions to the Holders.
18.	The Custodian

The Depositary has agreed with the Custodian that the Custodian will receive and hold (or appoint agents approved by the Depositary to receive and hold) all Deposited Property for the account and to the order of the Depositary in accordance with the applicable terms of the Deposit Agreement which include a requirement to segregate the Deposited Property from the other property of, or held by, the Custodian PROVIDED THAT the Custodian shall not be obliged to segregate cash comprised of the Deposited Property from cash otherwise held by the Custodian. The Custodian shall be responsible solely to the Depositary PROVIDED THAT, if and so long as the Depositary and the Custodian are the same legal entity, references to them separately in these Conditions and the Deposit Agreement are for convenience only and that legal entity shall be responsible for discharging both functions directly to the Holders and the Company. Upon the removal of or receiving notice of the resignation of the Custodian (where upon the effectiveness of that resignation or removal there would be no Custodian acting under the Deposit Agreement), the Depositary shall as promptly as practicable appoint a substitute Custodian or Custodians, which shall thereafter, become the Custodian under the Deposit Agreement. The Depositary shall require any Custodian that resigns or is removed to deliver all Deposited Property held by such Custodian to another Custodian. The Depositary in its discretion may appoint a substitute or additional custodian or custodians, which shall, upon acceptance of such appointment, become the Custodian under the Deposit Agreement. The Depositary shall notify Holders of such change in accordance with Condition 22. Notwithstanding the foregoing, the Depositary may temporarily deposit the Deposited Property in a manner or a place other than as therein specified; PROVIDED THAT, in the case of such temporary deposit in another place, the Company shall have consented to such deposit, and such consent of the Company shall have been delivered to the Custodian. In the case of transportation of the Deposited Property under this Condition, the Depositary shall obtain appropriate insurance at the expense of the Company if and to the extent that the obtaining of such insurance is reasonably practicable and the premiums payable are of a reasonable amount.

19.	Resignation and Removal of the Depositary
19.1	The Company may remove the Depositary under the Deposit Agreement by giving 90 days' prior notice in writing to the Depositary to become effective upon the later of (i) the 90th day after receipt of such notice by the Depositary and (ii) the appointment of a successor depositary and its acceptance of appointment. The Depositary may resign as Depositary by giving notice in writing to the Company to become effective upon the appointment of a successor depositary and its acceptance of that appointment as provided in Condition 19.2. The effect of the removal or resignation of the Depositary if a successor depositary is not appointed is set out in Condition 20.
19.2	If the Depositary resigns or is removed, the Company shall use its best endeavours to appoint a successor depositary. Every successor depositary shall execute and deliver to the Company an instrument in writing accepting its appointment under the Deposit Agreement in accordance with the terms thereof and these Conditions. If the Depositary receives notice from the Company that a successor depositary has been appointed following its resignation or removal, the Depositary, upon receipt of payment of all sums due to it from the Company, shall deliver to its successor as depositary sufficient information and records to enable such successor efficiently to perform its obligations under the Deposit Agreement and shall deliver and pay to such depositary, or to its order, all property and cash held by it under the Deposit Agreement. When the Depositary has taken the actions specified in the preceding sentence (i) the successor shall become the Depositary and shall have all the rights and shall assume all the duties of the Depositary under the Deposit Agreement and (ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under the Deposit Agreement, except for its duties under Clause 10.5 of the Deposit Agreement with respect to the time before that discharge. A successor Depositary shall notify the Holders of its appointment as soon as practical after assuming the duties of Depositary.
20.	Termination of Deposit Agreement
20.1	The Company may terminate the Deposit Agreement by written notice to the Depositary. The Depositary may terminate the Deposit Agreement if (a) the Company has failed to appoint a replacement Depositary within 60 days of the date on which the Company or the Depositary has given notice pursuant to Clause 12 of the Deposit Agreement and Condition 19, (b) an Insolvency Event (as defined below) occurs with respect to the Company, or (c) a Termination Option Event has occurred or will occur. If the Deposit Agreement is to be terminated, the Depositary shall, as soon as reasonably practicable, give a notice of termination in accordance with Condition 22 to the Holders of GDRs then outstanding setting a date for termination (the "Termination Date"), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.
20.2	At any time prior to the Termination Date, the Depositary may accept surrenders of GDRs for the purpose of withdrawal of Deposited Property in accordance with Clause 3 of the Deposit Agreement and Condition 1.
20.3	At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of GDRs that remain outstanding, and those Holders will become general creditors of the Depositary with respect to those net proceeds. After making that sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account to Holders for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of GDRs, any expenses for the account of the Holder of such GDRs in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its liabilities accrued prior to the date of termination of appointment or resignation or any liabilities stipulated in relevant laws or regulations and (iii) to act as provided in the Condition 20.4 below, and after selling the Deposited Property and satisfying (i) and (ii) above, the Depositary may cancel the outstanding GDRs.
20.4	After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Property (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and shall deliver Deposited Property (or sale proceeds) upon surrender of GDRs (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of GDRs, any expenses for the account of the Holder of those GDRs in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). However, after the Termination Date, (i) the Depositary may refuse to accept surrenders of GDRs for the purpose of withdrawal of Deposited Property (that has not been sold) or may reverse previously accepted surrenders of that kind that have not settled if in its opinion the requested withdrawal would interfere with its efforts to sell the Deposited Property, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Property until all Deposited Property has been sold and (iii) the Depositary may discontinue the registration of transfers of GDRs and suspend the distribution of dividends and other distributions on Deposited Property to the Holders and need not give any further notices or perform any further acts under the Deposit Agreement except as provided in this Condition 20.4.
20.5	For the purposes of this Condition 20, "Insolvency Event" means any of the following (i) the Company becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator is appointed (or application for any such appointment is made) in respect of the Company or the whole or any substantial (in the opinion of the Depositary) part of the undertaking, assets and revenues of the Company, (iii) the Company takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of any indebtedness given by it, (iv) the Company ceases or threatens to cease to carry on all or any substantial part of its business, or (v) an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Company.
21.	Amendment of Deposit Agreement and Conditions
21.1	Subject to Condition 21.3, all and any of the provisions of the Deposit Agreement and these Conditions may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Notice of any amendment of these Conditions (except to correct a manifest error) shall be duly given to the Holders by the Depositary, and any amendment which shall increase or impose fees payable by Holders, which amends this Condition 21 or which, in the opinion of the Depositary, would be materially prejudicial to the interests of the Holders (as a class) shall not (unless such fees, amendment or material prejudice are the result of: governmental charges, registration fees, fees imposed by the Depositary in its discretion in connection with any cable, SWIFT, telex or facsimile transmission fees or costs, or delivery costs) become effective so as to impose any obligation on the Holders until the expiration of 30 calendar days after such notice shall have been given. During such period of 30 calendar days, each Holder shall be entitled to obtain, subject to and upon compliance with Condition 1, delivery of the Deposited Property relative to each GDR held by it upon surrender thereof, payment of the charge specified in Condition 16.1(a) for such delivery and surrender and otherwise in accordance with the Deposit Agreement and these Conditions. Each Holder at the time when such amendment so becomes effective shall be deemed, by continuing to hold a GDR, to approve such amendment and to be bound by the terms thereof in so far as they affect the rights of the Holders. In no event shall any amendment impair the right of any Holder to receive, subject to and upon compliance with Condition 1, the Deposited Property attributable to the relevant GDR.
21.2	For the purposes of this Condition 21, an amendment shall not be regarded as being materially prejudicial to the interests of Holders if its principal effect is to permit the creation of GDRs in respect of additional Shares to be held by the Depositary which are or will become fully consolidated as a single series with the other Deposited Shares PROVIDED THAT temporary GDRs will represent such Shares until they are so consolidated.
21.3	The Company and the Depositary may at any time by agreement in any form amend the number of Shares represented by each GDR, provided that each outstanding GDR represents the same number of Shares as each other outstanding GDR, and at least 30 calendar days' notice of such amendment is given to the Holders, but in no circumstances shall any amendment pursuant to this Condition 21.3 be regarded as an amendment requiring 30 calendar days' notice in accordance with Condition 21.1.
22.	Notices
22.1	Any and all notices to be given to any Holder shall be duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by facsimile transmission confirmed by letter sent by mail, air courier, or by email addressed to such Holder at the address of such Holder as it appears on the transfer books for GDRs of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.
22.2	Delivery of a notice sent by mail or air courier shall be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after despatch, and any notice sent by facsimile transmission, as provided in this Condition, shall be effective when the intended recipient has confirmed by telephone to the transmitter thereof that the recipient has received such facsimile in complete and legible form. The Depositary or the Company may, however, act upon any facsimile transmission received by it from the other or from any Holder, notwithstanding that such facsimile transmission shall not subsequently be confirmed as aforesaid.
23.	Reports and Information on the Company
23.1	The Company has undertaken in the Deposit Agreement (so long as any GDR is outstanding) to furnish the Depositary with one copy, in electronic form, in the English language (and to make available to the Depositary, the Custodian and each Agent as many further copies as they may reasonably require to satisfy requests from Holders) of in respect of the financial year ending on 31 December 2018 and in respect of each financial year thereafter, the financial statements for such financial year in respect of the Company, prepared in conformity with International Financial Reporting Standards and reported upon by independent public accountants selected by the Company, as soon as practicable (and in any event within 180 days) after the end of such year.
23.2	The Depositary shall upon receipt thereof give due notice to the Holders that such copies are available upon request at its specified office and the specified office of any Agent.
23.3	For so long as any of the GDRs or the Shares remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, the Company has agreed in the Deposit Agreement to supply to the Depositary such information, in the English language and in such quantities as the Depositary may from time to time reasonably request, as is required to be delivered to any Holder or beneficial owner of GDRs or to any holder of Shares or a prospective purchaser designated by such Holder, beneficial owner or holder pursuant to a Deed Poll executed by the Company in favour of such persons and the information delivery requirements of Rule 144A(d)(4) under the Securities Act, to permit compliance with Rule 144A thereunder in connection with resales of GDRs or Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise to comply with the requirements of Rule 144A(d)(4) under the Securities Act. Subject to receipt, the Depositary will deliver such information, during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144(A)(d)(4), to any such holder, beneficial owner or prospective purchaser but in no event shall the Depositary have any liability for the contents of any such information.
23.4	Notwithstanding any other provision of these Conditions to the contrary, each Holder and beneficial owner of GDRs (and Shares, as the case may be) shall, by virtue of their ownership of any GDR or Deposited Property, be deemed to agree to comply with requests from the Depositary pursuant to Kazakhstan law or the Company’s charter, to provide information, inter alia, regarding (i) name, state registration details (including, with respect to legal entities only, country of registration, registration number, date of registration or formation and registered and(or) principal business address) and (with respect to individuals only) citizenship; (ii) the capacity in which such Holder or beneficial owner holds or owns GDRs (and Shares, as the case may be) and (iii) the identity of any other person interested in such GDRs, the nature of such interest and various related matters, whether or not they are Holders and/or beneficial owners of GDRs (and Shares, as the case may be) at the time of such request.
24.	Copies of Company Notices

The Company has undertaken in the Deposit Agreement to provide to the Custodian and the Depositary: (i) if the Company takes or decides to take any corporate action of a kind that is addressed in Condition 4, 5, 6, 7, 10 or 12, or that effects or will effect a change in the name or legal structure of the Company, or that effects or will effect a change to the Shares, a notification of that action or decision as soon as it is lawful and practical to give that notification, which notification shall be in English and shall include all details that the Company is required to include in any notice to any governmental or regulatory authority or securities exchange or is required to make available generally to holders of Shares by publication or otherwise; and (ii) promptly, all notices and any other reports and communications which are made generally available by the Company to holders of its Shares (or such number of English translations of the originals if the originals were prepared in a language other than English as the Depositary may reasonably request). If any such notice is not furnished to the Depositary in English, either by the Company or the Custodian, the Depositary shall, at the Company's expense, arrange for an English translation thereof (which may be in such summarised form as the Depositary may deem adequate to provide sufficient information) to be prepared. Except as provided below, the Depositary shall, as soon as practicable after receiving any such notice or (where appropriate) upon completion of translation thereof, give due notice to the Holders which notice may be given together with a notice pursuant to Condition 9.1, and shall make the same available to Holders in such manner as it may determine.

25.	Moneys held by the Depositary

The Depositary shall be entitled to deal with moneys paid to it by the Company for the purposes of the Deposit Agreement in the same manner as other moneys paid to it as a banker by its customers and shall not be liable to account to the Company or any Holder or any other person for any interest thereon, except as otherwise agreed and shall not be obliged to segregate such moneys from other moneys belonging to the Depositary.

26.	Severability

If any one or more of the provisions contained in the Deposit Agreement or in these Conditions shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein or herein shall in no way be affected, prejudiced or otherwise disturbed thereby.

27.	Governing Law

The Deposit Agreement, the GDRs, and any non-contractual obligations arising from or connected with the Deposit Agreement and the GDRs, are governed by, and shall be construed in accordance with, English law except that the certifications set forth in Schedule 3 and Schedule 4 to the Deposit Agreement and any provisions relating thereto shall be governed by and construed in accordance with the laws of the State of New York. The Company has submitted in respect of the Deposit Agreement and the Deed Poll to the jurisdiction of the English courts and the courts of the State of New York and any United States Federal Court sitting in the Borough of Manhattan, New York City. The Company has also agreed in the Deposit Agreement, and the Deed Poll to allow, respectively, the Depositary and the Holders to elect that Disputes are resolved by arbitration.

28.	Jurisdiction
28.1	The Company has irrevocably appointed “Kaspi Bank” Joint Stock Company, with offices at 68 Lombard Street, London, EC3V 9LJ, as its agent in England to receive service of process which may be served in any suit, legal action or proceedings arising out of or related to the Deposited Property, the GDRs, these Conditions or the Deposit Agreement ("Proceedings"). The Company has agreed to receive service of process in any legal action or Proceedings in New York arising out of or relating to the Deposited Shares, the GDRs, these Conditions or the Deposit Agreement by pre-paid post (given, made or served in accordance with Clause 16 of the Deposit Agreement) at its registered office in Kazakhstan. Any writ, judgment or other notice of legal process shall be sufficiently served on the Company if delivered to such relevant agent at its address for the time being. The Company has irrevocably undertaken not to revoke the authority of such agent and if, for any reason, the Depositary requests the Company to do so it shall promptly appoint another such agent with an address in England and notify the Depositary and the Holders accordingly. The Company has agreed that, if for any other reason it does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Holders and the Depositary of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.
28.2	The courts of England shall have jurisdiction to settle any disputes (each a "Dispute") and accordingly any Proceedings may be brought in such courts. Without prejudice to the foregoing, the Depositary further irrevocably agrees that any Proceedings may be brought in any New York State or United States Federal Court sitting in the Borough of Manhattan, New York City. The Depositary irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.
28.3	These submissions are made for the benefit of each of the Holders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions (whether concurrently or not) to the extent permitted by law.
28.4	In the event that the Depositary is made a party to, or is otherwise required to participate in, any litigation, arbitration, or Proceedings (whether judicial or administrative) which arises from or is related to or is based upon any act or failure to act by the Company, or which contains allegations to such effect, upon notice from the Depositary, the Company has agreed to fully co-operate with the Depositary in connection with such litigation, arbitration or Proceedings.
28.5	In the event that the Company is made a party to, or is otherwise required to participate in, any litigation, arbitration, or Proceedings (whether judicial or administrative) which arises from or is related to or is based upon any act or failure to act by the Depositary, or which contains allegations to such effect, upon notice from the Company, the Depositary has agreed (at the properly and documented cost of the Company) to use all reasonable endeavours to co-operate with the Company in connection with such litigation, arbitration or Proceedings to the extent permitted by law.
28.6	The Depositary irrevocably appoints The Bank of New York Mellon, London Branch, (Attention: The Manager) of 49th Floor, One Canada Square, London E14 5AL as its agent in England to receive service of process in any Proceedings in England based on any of the GDRs. If for any reason the Depositary does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Holders of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.
28.7	To the extent that the Company may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Company or its assets or revenues, the Company has agreed not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.
29.	Arbitration and Submission
29.1	Notwithstanding any other provision of these Conditions, the Depositary agrees that each Holder may elect, by notice in writing to the Depositary issued no later than the filing of a defence in any Proceedings, that the Dispute be resolved by arbitration and not litigation. In such case, the Dispute shall be referred to arbitration under the Rules of the London Court of International Arbitration (the "Rules") and finally resolved by arbitration under the Rules which Rules are deemed to be incorporated by reference into this Condition. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
29.2	If any Holder elects arbitration proceedings in accordance with Condition 29.1, the Depositary and the Holders agree that:
(a)	the number of arbitrators shall be three, appointed by the London Court of International Arbitration in accordance with its Rules;
(b)	the place of the arbitration shall be London;
(c)	the language to be used in the arbitration proceedings shall be English; and
(d)	the decision and award of the arbitration shall be final and binding on the parties from the day it is made.
29.3	The governing law of this arbitration agreement shall be the substantive law of England, excluding conflict of law rules.
29.4	If Proceedings have been initiated by the Depositary in a court of competent jurisdiction at the time that any Holder elects to submit the matter to arbitration in accordance with Condition 29.1, then the Depositary agrees that it shall discontinue such Proceedings without delay unless the Holder is deemed to have waived such right by substantially participating in the Proceedings without having raised its right under this Condition.
29.5	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an "Existing Dispute"), or arises out of substantially the same facts as are the subject of an Existing Dispute, or a dispute, controversy or claim, arising out of or in connection with the Deposit Agreement or the Deed Poll, whether in tort, contract, statute or otherwise, including any question regarding their existence, validity, interpretation, breach or termination (in any such case a "Related Dispute" provided that such Related Dispute has been or is to be submitted to arbitration), the arbitrators appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the arbitrators in respect of any Related Dispute, save where the arbitrators consider such appointment to be inappropriate.
29.6	The arbitrators, upon the request of one of the parties to a Dispute or Related Dispute or a Holder or the Depositary which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute or Related Dispute, may join any Holder or any party to the Deposit Agreement, these Conditions or the Deed Poll to any reference to arbitration proceedings in relation to that Dispute or Related Dispute and may make a single, final award determining all Disputes and Related Disputes between them. Each of the Holders and the Depositary hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute or Related Dispute, and to accept joinder of any party requesting to be joined in accordance with this Condition 29.6.
29.7	Where, pursuant to the above provisions, the same arbitrators have been appointed in relation to an Existing Dispute and one or more Related Disputes, the arbitrators may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the arbitrators think fit.
29.8	The arbitrators shall have power to make such directions and any provisional, interim or partial awards as they consider just and desirable.
29.9	Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction.
29.10	The parties hereby agree to waive any right of appeal to any court of law or other judicial authority in so far as such waiver may be validly made.
29.11	Without prejudice to the powers of the arbitrators provided in the Rules, statute or otherwise, the arbitrators shall have power at any time, following the written request (with reasons) of any party at any time, and after due consideration of any written and/or oral response(s) to such request made within such time periods as the arbitrators shall determine, to make an award in favour of the claimant(s) (or the respondent(s) if a counterclaim) in respect of any claims (or counterclaims) if it appears to the arbitrators that there is no reasonably arguable defence to those claims (or counterclaims), either at all or except as to the amount of any damages or other sum to be awarded.
29.12	The Depositary and the Holders agree that in no circumstances will they request the arbitrators to, and the arbitrators shall have no authority to, exercise any power to award damages which are not calculated by reference to the party's actual costs or to award any loss of profit whatsoever or any consequential, special or punitive damages.
30.	Language

Although the Deposit Agreement or these Conditions may be translated into the Kazakh language, the Kazakh version of the Deposit Agreement and these Conditions is for informational purposes only. In the event of any discrepancies between the English version and the Kazakh version of the Deposit Agreement or these Conditions, or any dispute regarding the interpretation of any provision in the English version or Kazakh version of the Deposit Agreement or these Conditions, the English version of the Deposit Agreement and these Conditions shall prevail and questions of interpretation shall be addressed solely in the English language.

DEPOSITARY

The Bank of New York Mellon

240 Greenwich Street

New York

New York 10286

CUSTODIAN

AO Raiffeisenbank
17, Bld. 1 Troitskaya Street

Moscow

Russian Federation

129090

and/or such other Depositary and/or such other Custodian or Custodians and/or such other or further Agent or Agents and/or specified offices as may from time to time be duly appointed or nominated and notified to the Holders.

Schedule 2

Part A
Form of Regulation S Master GDR

THIS REGULATION S MASTER GLOBAL DEPOSITARY RECEIPT AND THE COMMON SHARES OF KASPI.KZ JSC REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS THE PERIOD ENDING 40 DAYS AFTER THE LATEST OF THE COMMENCEMENT OF THE GDR OFFERING, THE ORIGINAL ISSUE DATE OF THE GDRs AND THE LATEST ISSUE DATE WITH RESPECT TO THE ADDITIONAL GDRs, IF ANY, ISSUED TO COVER OVER-ALLOTMENTS) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (B) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES; PROVIDED THAT IN CONNECTION WITH ANY TRANSFER UNDER (B) ABOVE, THE TRANSFEROR SHALL PRIOR TO THE SETTLEMENT OF SUCH SALE, WITHDRAW THE SHARES FROM THE REGULATION S FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT AND INSTRUCT THAT SUCH SHARES BE DELIVERED TO THE CUSTODIAN UNDER THE DEPOSIT AGREEMENT FOR DEPOSIT IN THE RULE 144A FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) THEREUNDER AND THAT RULE 144A GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY A RULE 144A MASTER GLOBAL DEPOSITARY RECEIPT BE ISSUED, IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT, TO OR FOR THE ACCOUNT OF SUCH QIB.

UPON THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, THE GLOBAL DEPOSITARY RECEIPTS AND THE SHARES REPRESENTED THEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND IF, AT THE TIME OF SUCH EXPIRATION, THE OFFER AND SALE OF THE GLOBAL DEPOSITARY RECEIPTS AND THE SHARES REPRESENTED THEREBY BY THE HOLDER IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

ISIN No: US48581R2058

CUSIP No: 48581R 205

KASPI.KZ JSC
(incorporated as a limited company under the laws of Kazakhstan)

REGULATION S MASTER GLOBAL DEPOSITARY RECEIPT

initially representing [•] Regulation S Global Depositary Receipts ("Regulation S GDRs")

each of which initially represents

1 registered common share

in the share capital of Kaspi.KZ JSC (the "Shares")

THIS IS TO CERTIFY (1) that pursuant to a Deposit Agreement dated ____28 March______ 2019 (the "Deposit Agreement") between Kaspi.KZ JSC (the "Company") and The Bank of New York Mellon (the "Depositary") there have been deposited with the Depositary, or with the custodian (the "Custodian") duly appointed by the Depositary, certificates which name the Depositary or its nominee or the Custodian or its nominee as holder in respect of the Shares and (2) that The Bank of New York Depository (Nominees) Limited of 160 Queen Victoria Street, London EC4V 4LA (the "Holder") is, at the date hereof, entered in the Register maintained by the Depositary (the "Register") as holder of the number of Regulation S GDRs shown from time to time in the Register and is entitled upon compliance with the Conditions endorsed hereon (the "Conditions") and the terms of the Deposit Agreement, to the benefit of the Conditions and at the option of the Holder (a) to have the Depositary deliver at the office of the Custodian in Moscow to a person specified by the Holder hereof (i) a certificate or certificates (or other appropriate evidence of ownership) for such number of Shares represented hereby and (ii) any other Deposited Property, or (b) to have such certificate(s) or other evidence of ownership and any other Deposited Property forwarded at the risk and expense of the Holder, for delivery at the specified office of the Depositary or of an agent appointed by the Depositary pursuant to the Conditions, in each case located in Kazakhstan or in such other place as from time to time permitted by applicable law. The words "Deposited Property" shall mean such number of Shares represented hereby and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to such number of Shares pursuant to the terms of the Conditions and the Deposit Agreement, together with any right of the Depositary or the Custodian to receive such Shares or any such rights, interests and securities, property and cash as aforesaid. Capitalised terms used herein but not defined shall have the meanings given to them in the Deposit Agreement.

Any increase or decrease in the number of GDRs represented hereby, or in the number of Shares represented by each GDR, from that initially notified to the Holder will promptly be notified to the Holder by the Depositary.

This Regulation S Master GDR is evidence of entitlement only. Title to this Regulation S Master GDR passes only upon due registration in the Register and only the duly registered holder is entitled to payments in respect thereof. All rights of the Holder of this Regulation S Master GDR are expressly subject to the provisions of the Deposit Agreement herein mentioned (pursuant to which this Regulation S Master GDR is issued) and to the Conditions endorsed hereon, all of which form a part of the contract evidenced by this Regulation S Master GDR and to all of which the Holder hereof assents by accepting this Regulation S Master GDR.

This Regulation S Master GDR will only be exchanged for certificates in definitive registered form representing GDRs in the circumstances described in (a), (b) or (c) below in whole but not in part and until exchanged in full is subject to the Conditions and the Deposit Agreement. The Depositary hereby irrevocably undertakes to deliver certificates in definitive registered form in exchange for this Regulation S Master GDR to Holders in the event that:

(a)	Clearstream or Euroclear or any successor advises the Company in writing at any time that it is unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 calendar days; or
(b)	either Clearstream or Euroclear is closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does, in fact, do so and no alternative clearing system satisfactory to the Depositary is available within 45 calendar days; or
(c)	the Depositary has determined that, on the occasion of the next payment in respect of the Regulation S Master GDR, the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the Regulation S Master GDR which would not be required were the Regulation S GDRs represented by certificates in definitive registered form, provided that the Depositary shall have no obligation to so determine or to attempt to so determine, within 60 calendar days of the occurrence of the relevant event. Any such exchange shall be at the expense (including printing costs) of the Company.

Upon any exchange of this Regulation S Master GDR for GDRs in definitive registered form, or any exchange of interests between this Regulation S Master GDR and the Rule 144A Master GDR pursuant to Clause 4 of the Deposit Agreement, or any distribution of GDRs pursuant to Conditions 5, 7, and 10 or any reduction in the number of GDRs represented hereby following any withdrawal of Deposited Property pursuant to Condition 1, the relevant details will be entered by the Depositary on the Register maintained by the Depositary (which shall be maintained at all times outside the United Kingdom and Kazakhstan) whereupon the number of GDRs represented by this Regulation S Master GDR will be reduced or increased (as the case may be) accordingly. If the number of GDRs represented by this Master GDR is reduced to zero this Master GDR shall continue in existence until the obligations of the Company under the Deposit Agreement and the obligations of the Depositary under the Deposit Agreement and the Conditions have terminated.

Payments, Distributions and Voting Rights

Payments of cash dividends and other amounts (including cash distributions) in respect of the GDRs represented by this Regulation S Master GDR will be made by the Depositary through Euroclear and Clearstream on behalf of persons entitled thereto upon receipt of funds therefor from the Company. Any free distribution or rights issue of Shares to the Depositary on behalf of the Holders will result in the records of the Depositary being adjusted to reflect the enlarged number of GDRs represented by this Regulation S Master GDR.

Holders of Regulation S GDRs will have voting rights in respect of the underlying shares as set out in Condition 12 and Clause 5 of the Deposit Agreement. Voting rights will be exercised by the Depositary only upon receipt of written instructions in accordance with the Conditions and the Deposit Agreement and if permitted by law, which shall be subject to an opinion being given by the Company's legal counsel, such counsel being reasonably satisfactory to the Depositary, that the Depositary can do so. In the absence of an opinion from legal counsel as aforesaid, the Depositary shall not exercise any voting rights and shall have no liability to the Company or any Holder for any action taken or not taken as the case may be.

Surrender of GDRs

Any requirement in the Conditions relating to the surrender of a GDR to the Depositary shall be satisfied by the production by Euroclear or Clearstream, on behalf of a person entitled to an interest therein, of such evidence of entitlement of such person as the Depositary may reasonably require, which is expected to be a certificate or other documents issued by Euroclear or Clearstream. The delivery or production of any such evidence shall be sufficient evidence, in favour of the Depositary, any Agent and the Custodian of the title of such person to receive (or to issue instructions for the receipt of) all moneys or other property payable or distributable and to issue voting instructions in respect of the Deposited Property represented by such GDRs.

Notices

For as long as this Master GDR is registered in the name of a nominee for a common depositary holding on behalf of Euroclear and Clearstream, notices to Holders may be given by the Depositary by delivery of the relevant notice to Euroclear and Clearstream, for communication to Holders in substitution for publications required by Condition 22.

This Regulation S Master GDR, and all non-contractual obligations arising from or connected with this Regulation S Master GDR, shall be governed by and construed in accordance with English law.

Dated _____________________ 2019

By:

Authorised Signatory

TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY RECEIPTS

[as set out in Schedule 1]

DEPOSITARY

The Bank of New York Mellon

240 Greenwich Street

New York

New York 10286

CUSTODIAN

AO Raiffeisenbank
17, Bld. 1 Troitskaya Street

Moscow

Russian Federation

129090

and/or such other Depositary and/or such other Custodian or Custodians and/or such other or further Agent or Agents and/or specified offices as may from time to time be duly appointed or nominated and notified to the Holders.

Part B
Form of Rule 144A Master GDR

THIS RULE 144A MASTER GLOBAL DEPOSITARY RECEIPT AND THE COMMON SHARES OF KASPI.KZ JSC REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER HEREOF BY PURCHASING THE GDRs, AGREES FOR THE BENEFIT OF KASPI.KZ JSC THAT THE GDRs AND THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF THE GDRs WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF SUCH GDRs OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GLOBAL DEPOSITARY RECEIPT MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES OR ANY RULE 144A GLOBAL DEPOSITARY RECEIPTS.

Unless this certificate is presented by an authorised representative of The Depository Trust Company a New York Corporation ("DTC"), to the agent authorised by Kaspi.KZ JSC, a Kazakhstani company with limited liability, for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment hereunder is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co. has an interest herein.

ISIN No: US48581R1068

CUSIP No: 48581R 106

KASPI.KZ JSC

(incorporated as a limited company under the laws of Kazakhstan)

RULE 144A MASTER GLOBAL DEPOSITARY RECEIPT

initially representing [•] Rule 144A Global Depositary Receipts ("Rule 144 A GDRs")

each of which initially represents 1 registered common share in the share capital of Kaspi.KZ JSC (the "Shares")

THIS IS TO CERTIFY (1) that pursuant to a Deposit Agreement dated ____28 March______ 2019 (the "Deposit Agreement") between Kaspi.KZ JSC (the "Company") and The Bank of New York Mellon (the "Depositary") there have been deposited with the Depositary, or with a custodian (the "Custodian") duly appointed by the Depositary, certificates which name the Depositary or its nominee or the Custodian or its nominee as holder in respect of the Deposited Shares and (2) that Cede & Co. of 55 Water Street, New York, NY 10041 (the "Holder") is, at the date hereof, entered in the Register maintained by the Depositary (the "Register") as holder of the number of Rule 144A GDRs shown from time to time in the Register and is entitled upon compliance with the Conditions endorsed hereon (the "Conditions") and the terms of the Deposit Agreement, to the benefit of the Conditions and at the option of the Holder (a) to have the Depositary deliver at the office of the Custodian in Moscow to a person specified by the Holder hereof (i) a certificate or certificates (or other appropriate evidence of ownership) for such number of Shares represented hereby and (ii) any other Deposited Property, or (b) to have such certificate(s) or other evidence of ownership and any other Deposited Property forwarded at the risk and expense of the Holder, for delivery at the specified office of the Depositary or of an agent appointed by the Depositary pursuant to the Conditions, in each case located in Kazakhstan or in such other place as from time to time permitted by applicable law. The words "Deposited Property" shall mean such number of Shares represented hereby and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to such number of Shares pursuant to the terms of the Conditions and the Deposit Agreement, together with any right of the Depositary or the Custodian to receive such Shares or any such rights, interests and securities, property and cash as aforesaid other than any right of the Depositary or the Custodian against any Pre-Releasee to receive any Shares, or GDRs pursuant to the contract governing the Pre-Release. Capitalised terms used herein but not defined shall have the meanings given to them in the Deposit Agreement.

Any increase or decrease in the number of GDRs represented hereby, or in the number of Shares represented by each GDR, from that initially notified to the Holder will promptly be notified to the Holder by the Depositary.

This Rule 144A Master GDR is evidence of entitlement only. Title to this Rule 144A Master GDR passes only upon due registration in the Register and only the duly registered holder is entitled to payments in respect thereof. All rights of the Holder of this Rule 144A Master GDR are expressly subject to the provisions of the Deposit Agreement herein mentioned (pursuant to which this Rule 144A Master GDR is issued) and to the Conditions endorsed hereon, all of which form a part of the contract evidenced by this Rule 144A Master GDR and to all of which the Holder hereof assents by accepting this Rule 144A Master GDR.

This Rule 144A Master GDR will only be exchanged for certificates in definitive registered form representing GDRs in the circumstances described in (a), (b), (c) or (d) below in whole but not in part and until exchanged in full is subject to the Conditions and the Deposit Agreement. The Depositary hereby irrevocably undertakes to deliver certificates in definitive registered form in exchange for this Rule 144A Master GDR to the relevant holder in the event that:

(a)	DTC or any successor to DTC advises the Company in writing at any time that it is unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 calendar days; or
(b)	DTC or any successor ceases to be a "clearing agency" registered under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"); or
(c)	DTC is closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Depositary is available within 45 calendar days; or
(d)	the Depositary has determined that, on the occasion of the next payment in respect of the Rule 144A Master GDR, the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the Rule 144A Master GDR which would not be required were the Rule 144A GDRs represented by certificates in definitive registered form, provided that the Depositary shall have no obligation to so determine or to attempt to so determine, within 60 calendar days of the occurrence of the relevant event. Any such exchange shall be at the expense (including printing costs) of the Company.

Upon any exchange of this Rule 144A Master GDR for GDRs in definitive registered form, or any exchange of interests between this Rule 144A Master GDR and the Regulation S Master GDR pursuant to Clause 4 of the Deposit Agreement, or any distribution of GDRs pursuant to Conditions 5, 7, and 10 or any reduction in the number of GDRs represented hereby following any withdrawal of Deposited Property pursuant to Condition 1 the relevant details will be entered by the Depositary on the Register maintained by the Depositary (which shall be maintained at all times outside the United Kingdom and Kazakhstan whereupon the number of GDRs represented by this Rule 144A Master GDR will be reduced or increased (as the case may be) accordingly. If the number of GDRs represented by this Master GDR is reduced to zero this Master GDR shall continue in existence until the obligations of the Company under the Deposit Agreement and the obligations of the Depositary pursuant to the Deposit Agreement and the Conditions have terminated.

Payments, Distributions and Voting Rights

Payments of cash dividends and other amounts (including cash distributions) in respect of the GDRs represented by this Rule 144A Master GDR will be made by the Depositary through DTC on behalf of persons entitled thereto upon receipt of funds therefor from the Company. Any free distribution or rights issue of Shares to the Depositary on behalf of the Holders will result in the record of the Depositary being adjusted to reflect the enlarged number of GDRs represented by this Rule 144A Master GDR.

Holders of Rule 144A GDRs will have voting rights in respect of the underlying shares as set out in Condition 12 and Clause 5 of the Deposit Agreement. Voting rights will be exercised by the Depositary only upon receipt of written instructions in accordance with the Conditions and the Deposit Agreement and if permitted by law, which shall be subject to an opinion being given by the Company's legal counsel, such counsel being reasonably satisfactory to the Depositary, that the Depositary can do so. In the absence of an opinion from legal counsel as aforesaid, the Depositary shall not exercise any voting rights and shall have no liability to the Company or any Holder for any action taken or not taken as the case may be.

Surrender of GDRs

Any requirement in the Conditions relating to the surrender of a GDR to the Depositary shall be satisfied by the production by DTC on behalf of a person entitled to an interest therein, of such evidence of entitlement of such person as the Depositary may reasonably require, which is expected to be a certificate or other documents issued by DTC. The delivery or production of any such evidence shall be sufficient evidence, in favour of the Depositary, any Agent and the Custodian of the title of such person to receive (or to issue instructions for the receipt of) all moneys or other property payable or distributable and to issue voting instructions in respect of the Deposited Property represented by such GDRs.

Notices

For as long as this Rule 144A Master GDR is registered in the name of DTC or its nominee, notices to Holders may be given by the Depositary by delivery of the relevant notice to DTC, for communication to Holders in substitution for publications required by Condition 22.

Information

For so long as any of the GDRs or the Shares remain outstanding and are "restricted securities" within the meaning of Rule 144(a) (3) under the Securities Act, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, the Company has agreed to supply to the Depositary such information in the English language and in such quantities as the Depositary may from time to time reasonably request, as is required to be delivered to any Holder or beneficial owner of GDRs or to any holder of Shares or prospective purchaser designated by such Holder, beneficial owner or holder pursuant to a Deed Poll executed by the Company in favour of such persons and the information delivery requirements of Rule 144A(d)(4) under the Securities Act, to permit compliance with Rule 144A in connection with resales of GDRs or Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise will comply with the requirements of Rule 144A(d)(4) under the Securities Act.

This Rule 144A Master GDR, and all non-contractual obligations arising from or connected with this Rule 144A Master GDR, shall be governed by and construed in accordance with English law.

Dated _____________________ 2019

By: ..............................................

Authorised Signatory

TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY RECEIPTS

[as set out in Schedule 1]

DEPOSITARY

The Bank of New York Mellon

240 Greenwich Street

New York

New York 10286

CUSTODIAN

AO Raiffeisenbank
17, Bld. 1 Troitskaya Street

Moscow

Russian Federation

129090

and/or such other Depositary and/or such other Custodian or Custodians and/or such other or further Agent or Agents and/or specified offices as may from time to time be duly appointed or nominated and notified to the Holders.

Schedule 3

Part A
Certificate and Agreement of persons acquiring the Regulation S GDRs upon Deposit of Shares in the Regulation S Facility pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement

[Date]

The Bank of New York Mellon, as Depositary

240 Greenwich Street

New York, New York 10286

Dear Sirs

KASPI.KZ JSC

Reference is hereby made to the Deposit Agreement, dated _____28 March________ 2019 (the "Deposit Agreement"), between Kaspi.KZ JSC (the "Company") and The Bank of New York Mellon, as Depositary with respect to Regulation S Global Depositary Receipts ("Regulation S GDRs") issued thereunder. Capitalised terms used but not defined herein shall have the meanings given to them in the Deposit Agreement.

1.	This certification and agreement is furnished in connection with the deposit of Shares in the Regulation S Facility under the Deposit Agreement and issuance of Regulation S GDRs pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement.
2.	We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Regulation S GDRs and the Shares represented thereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Act").
3.	We certify that either:
(a)	we are, or at the time the Shares are deposited and at the time the Regulation S GDRs are issued will be, the beneficial owner of the Shares represented by such Regulation S GDRs, and (i) we are not a U.S. person (as defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act) and we have acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S under the Act), (ii) we are not an affiliate of the Company or a person acting on behalf of such an affiliate, and (iii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of the GDRs and the Shares;

OR

(b)	we are a broker-dealer acting on behalf of our customer, and such customer has confirmed to us that it is, or at the time the Shares are deposited and at the time the Regulation S GDRs are issued it will be, the beneficial owner of the Shares represented by such Regulation S GDRs and (i) it is not a U.S. person (as defined in Regulation S under the Act) and it is located outside the United States (within the meaning of Regulation S under the Act) and it has acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S under the Act), (ii) it is not an affiliate of the Company or a person acting on behalf of such an affiliate, and (iii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of the GDRs and the Shares.

As the beneficial owner of the Regulation S GDRs we agree (or if we are a broker-dealer acting on behalf of our customer, our customer has confirmed to us that as the beneficial owner of the Regulation S GDRs, it agrees) that prior to the expiration of 40 days after the latest of the commencement of the offering of GDRs, the original issue date of the GDRs, and the latest issue date with respect to the additional GDRs, if any, issued to cover over-allotments (the "Distribution Compliance Period") neither we (or it) will offer, sell, pledge or otherwise transfer any Regulation S GDRs or the Shares represented thereby except (a) to a person whom we and anyone acting on our behalf reasonably believes (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer ("QIB") within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, or (b) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Act, in either case in accordance with any applicable securities laws of any state or other jurisdiction of the United States. As beneficial owner of the Regulation S GDRs, we further agree (or if we are a broker dealer, acting on behalf of our customer, our customer has confirmed to us that as the beneficial owner of the Regulation S GDRs it agrees) that if we sell or otherwise transfer (or it sells or otherwise transfers) the Regulation S GDRs referred to above or the Shares represented thereby in accordance with paragraph (a) above prior to the expiration of the Distribution Compliance Period, we (or our customer) will, prior to settlement of such sale, cause such Shares to be withdrawn from the Regulation S Facility in accordance with the terms and conditions of the Deposit Agreement and instruct that such Shares be delivered to the Custodian under the Deposit Agreement for deposit in the Rule 144A Facility and that Rule 144A GDRs represented by a Rule 144A Master GDR be issued upon receipt of the proper certification on behalf of the purchaser and otherwise in accordance with the terms and conditions of the Deposit Agreement, to or for the account of such QIB.

very truly yours,

[name of CERTIFYING ENTITY]

[By: ]

[Title:]

Part B
Certificate and Agreement of persons receiving Deposited Property upon withdrawal in relation to the Regulation S GDRs pursuant to Condition 1 of the GDRs and Clause 3.5 of the Deposit Agreement

[Date]

The Bank of New York Mellon, as Depositary

240 Greenwich Street

New York, New York 10286

Dear Sirs

KASPI.KZ JSC

Reference is hereby made to the Deposit Agreement, dated ____28 March ______ 2019 (the "Deposit Agreement"), between Kaspi.KZ JSC (the "Company") and The Bank of New York Mellon, as Depositary with respect to Regulation S Global Depositary Receipts ("Regulation S GDRs") issued thereunder. Capitalised terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1.	We are surrendering a Regulation S GDR or Regulation S GDRs in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Property represented by such Regulation S GDRs (the "Shares") pursuant to Condition 1 and Clause 3.5 of the Deposit Agreement.
2.	We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Regulation S GDRs and the securities represented thereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Act").
3.	We certify (or if we are acting for the account of another person, such person has confirmed that it certifies) that either:
(a)	we are (or it is) located outside the United States (within the meaning of Regulation S under the Act) and either:
(i)	we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Regulation S GDRs or the Shares in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act and we are (or it is) or prior to such sale or other transfer we were (or it was) the beneficial owner of the Regulation S GDRs; or
(ii)	we have (or it has) sold or otherwise transferred or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred the Regulation S GDRs or the Shares to a person whom we (or it) and any person acting on our (or its) behalf reasonably believe is a qualified institutional buyer (within the meaning of Rule 144A under the Act) in a transaction (in accordance with Rule 144A under the Act) and accordingly we are separately giving instructions to the Depositary to deliver the Shares to the Custodian for deposit in the Rule 144A Facility under the Deposit Agreement and to issue Rule 144A GDRs represented by a Rule 144A Master GDR upon receipt of the proper certification on behalf of the purchaser and otherwise in accordance with the terms and conditions of the Deposit Agreement and we are or prior to such sale we were the beneficial owner of the Regulation S GDRs; or
(iii)	we (or it) will be the beneficial owner of the Shares upon withdrawal; and accordingly, we agree (or it agrees) that, prior to the expiration of 40 days after the latest of the commencement of the offering of GDRs, the original issue date of the GDRs and the latest issue date with respect to additional GDRs (if any) issued to cover over-allotments, we (or it) will not offer, sell, pledge or otherwise transfer the Shares except (A) to a person whom we and any person acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer ("QIB") within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, or (B) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act, in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States;

OR

(b)	We are a qualified institutional buyer (within the meaning of Rule 144A under the Act) acting for our own account or for the account of one or more qualified institutional buyers; we have agreed to acquire (or it has agreed to acquire) the Regulation S GDRs or the Shares in a transaction which we understand is being made in reliance upon Rule 144A under the Act and, accordingly, we (or it) are separately taking all action necessary to cause the Shares being withdrawn to be deposited in the Rule 144A Facility under the Deposit Agreement for issuance of Rule 144A GDRs represented by a Rule 144A Master GDR in accordance with the terms and conditions of the Deposit Agreement.
4.	If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

Very truly yours

[NAME OF CERTIFYING ENTITY]

[By:

Title: ]

Schedule 4

Part A
Certificate and Agreement of Acquirors of Rule 144A GDRs upon Deposit of Shares in the Rule 144A Facility pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement

[Date]

The Bank of New York Mellon, as Depositary

240 Greenwich Street

New York, New York 10286

Dear Sirs

KASPI.KZ JSC

Reference is hereby made to the Deposit Agreement dated _____28 March___ 2019 (the "Deposit Agreement"), between Kaspi.KZ JSC (the "Company") and The Bank of New York Mellon, as Depositary with respect to Rule 144A Global Depositary Receipts ("Rule 144A GDRs") issued thereunder. Capitalised terms used but not defined herein shall have the meanings given to them in the Deposit Agreement.

1.	This certification and agreement is furnished in connection with the deposit of Shares in the Rule 144A Facility under the Deposit Agreement and issuance of Rule 144A GDRs pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement.
2.	We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Rule 144A GDRs and the Shares represented thereby have not been and will not be registered under the United States Securities Act 1933, as amended (the "Act").
3.	We certify (or if we are acting for the account of another person, such person has confirmed that it certifies) that either:
(a)	we are (or it is) a qualified institutional buyer (within the meaning of Rule 144A under the Act) and at the time of issue of the Rule 144A GDRs referred to above, we (or it) (or one or more qualified institutional buyers for whose account we are acting) will be the beneficial owner of such Rule 144A GDRs;

OR

(b)	we are (or it is) a broker-dealer acting for the account of a customer, such customer has confirmed to us (or it) that it is a qualified institutional buyer (within the meaning of Rule 144A under the Act) and either (i) at the time of issuance of the Rule 144A GDRs referred to above, it will be the beneficial owner of such Rule 144A GDRs, or (ii) it is acting for the account of a qualified institutional buyer that, at the time of issuance of the Rule 144A GDRs referred to above, will be the beneficial owner of such Rule 144A GDRs.
4.	We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Rule 144A GDRs or the Shares represented thereby except (a) to a person whom we and anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believe) is a qualified institutional buyer ("QIB") within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, (b) in an offshore transaction in accordance with Rule 903 or Rule 904 under Regulation S under the Act or (c) pursuant to an exemption from registration provided by Rule 144 under the Act (if available), in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

[By:

Title: ]

Part B
Certificate and Agreement of Person Receiving Deposited Property Upon Withdrawal In Relation To The Rule 144A GDRs Pursuant To Condition 1 and Clause 3.5 of the Deposit Agreement

[Date]

The Bank of New York Mellon, as Depositary

240 Greenwich Street

New York, New York 10286

Dear Sirs

KASPI.KZ JSC

Reference is hereby made to the Deposit Agreement dated ___28 March_______ 2019 (the "Deposit Agreement"), between Kaspi.KZ JSC (the "Company") and The Bank of New York Mellon, as Depositary with respect to Rule 144A Global Depositary Receipts ("Rule 144A GDRs") issued thereunder. Capitalised terms used but not defined herein shall have the meanings given to them in the Deposit Agreement.

1.	We are surrendering a Rule 144A GDR or Rule 144A GDRs in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Property represented by such Rule 144A GDRs (the "Shares") pursuant to Condition 1 and Clause 3.5 of the Deposit Agreement.
2.	We acknowledge (or if we are acting for the account of another person, such person has confirmed that it acknowledges) that the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Act").
3.	We certify (or if we are acting for the account of another person, such person has confirmed that it certifies) that either:
(a)	we are (or it is) a qualified institutional buyer (within the meaning of Rule 144A under the Act) acting for our (or its) own account or for the account of one or more qualified institutional buyers and either:
(i)	we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Rule 144A GDRs or the Shares in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Rule 144A GDRs; or
(ii)	we have (or it has) withdrawn or otherwise transferred or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Rule 144A GDRs or the Shares to another qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Act and we are (or it is) or prior to such sale we were (or it was) the beneficial owner of the Rule 144A GDRs; or
(iii)	we (or it) will be the beneficial owner of the Shares upon withdrawal and accordingly, we agree (or if we are acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer has confirmed to us that it agrees) that (x) we (or it) will not offer, sell, pledge or otherwise transfer the Shares except (A) to a person whom we or anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer ("QIB") within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, (B) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act or (C) pursuant to an exemption from registration provided by Rule 144 under the Act (if available), in each case in accordance with any applicable securities laws of any state or other jurisdiction in the United States, and (y) we (or it) will not deposit or cause to be deposited such Shares into any unrestricted depositary receipt facility in respect of Shares established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a Rule 144A restricted depositary receipt facility so long as Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Act;

OR

(b)	we are located outside the United States (within the meaning of Regulation S under the Act); we acquired or have agreed to acquire and at or prior to the time of the withdrawal will have acquired, the Rule 144A GDRs or the Shares outside the United States (within the meaning of Regulation S); and we are, or upon acquisition thereof will be, the beneficial owner of the Rule 144A GDRs or Shares.
4.	If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

Very truly yours,

[NAME OF CERTIFYING ENTITY]

[By:

Title: ]

EXHIBIT A
Deed Poll

THIS DEED POLL is made on _____________________ 2019 by Kaspi.KZ JSC, a company incorporated in Kazakhstan with its Head Office at 154, Nauryzbay Batyr, Almaty, 050013, Kazakhstan (the "Company") in favour of Holders, owners of GDRs and prospective purchasers (each term as defined below).

WHEREAS:

(A)	The Company has entered into a Deposit Agreement dated _____28 March ________________ 2019 with The Bank of New York Mellon (the "Depositary") relating to Shares of the Company in respect of which Global Depositary Receipts have been issued (such agreement, as amended or varied, being hereinafter referred to as the "Deposit Agreement").
(B)	The Company, in order to ensure compliance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") in connection with resales of its Shares and the GDRs representing such Shares intends to comply with the information delivery requirements of Rule 144A(d)(4) under the Securities Act.
(C)	The Company further intends to allow Holders to enforce certain specified obligations of the Company under the Deposit Agreement as if they were originally parties to the Deposit Agreement.

NOW THIS DEED WITNESSETH AS FOLLOWS and is made by way of deed poll:

1.	The following expressions shall have the following meanings:

"Clearstream" means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg;

"DTC" means The Depository Trust Company;

"Euroclear" means Euroclear Bank, SA/NV, as operator of the Euroclear System;

"GDRs" means the registered Global Depositary Receipts issued under the Deposit Agreement which are from time to time outstanding and (except for where the context indicates otherwise) includes the Master GDRs issued pursuant to the Deposit Agreement, and any temporary GDR which may be issued pursuant to the Deposit Agreement from time to time;

"Holder" means the person recorded in the Register as a holder for the time being of a GDR;

"Master GDR" means the Regulation S Master GDR, the Rule 144A Master GDR, and any temporary master GDR which may represent GDRs issued pursuant to the Deposit Agreement from time to time, and "Master GDRs" means all of them;

"owner of GDRs" means, in respect of any GDRs represented by (i) the Regulation S Master GDR, such person whose name appears in the records of Euroclear or Clearstream or (ii) the Rule 144A Master GDR, such person whose name appears in the records of DTC, in each case as the owner of a particular amount of GDRs, and in respect of any other GDR, the Holder thereof;

"prospective purchaser" means a prospective purchaser of a GDR or interest therein designated as such a Holder or a beneficial owner of GDRs;

"Register" means the register of Holders referred to in Clause 2.2 of the Deposit Agreement; and

"Regulation S Master GDR" means the Regulation S Master GDR issued substantially in the form set out in Schedule 2 Part A to the Deposit Agreement, as the same may be amended from time to time pursuant to the Deposit Agreement;

"Rule 144A Master GDR" means the Rule 144A Master GDR issued substantially in the form set out in Schedule 2 Part B to the Deposit Agreement, as the same may be amended from time to time pursuant to the Deposit Agreement;

"Shares" means fully paid registered common shares of the Company and other Deposited Property (as defined in the Deposit Agreement) comprising securities (as defined in the Securities Act).

2.	The Company hereby undertakes that so long as any of the GDRs or the Shares remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, it will make available to any Holder or beneficial owner of GDRs or to any holder of Shares represented by GDRs or any prospective purchasers designated by such Holder, beneficial owner, or holder, upon the request of such Holder, beneficial owner, holder or prospective purchaser, as the case may be, all such information in the English language, from time to time required to be provided pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of GDRs representing Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise will comply with the requirements of Rule 144A(d)(4) under the Securities Act.
3.	The Company agrees that, if the Company fails to perform any obligation imposed upon it by the provisions of Clause 2.6, 7 or 8.4 of the Deposit Agreement, any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the "Depositary" in respect of that number of Deposited Shares (as defined in the Deposit Agreement) to which the GDRs of which he is a Holder relate. The Company further undertakes to indemnify the Holder for any loss arising from or incurred in connection with or otherwise relating to the enforcement by such Holder of any such provisions.
4.	This Deed Poll, and all non-contractual obligations arising from or connected with this Deed Poll, shall be governed by and construed in accordance with the laws of England.
5.	The courts of England and the courts of New York State or any United States Federal Court sitting in the Borough of Manhattan, New York City are to have jurisdiction to settle any disputes (each a "Dispute") which may arise out of or in connection with this Deed Poll (including any dispute relating to the existence, validity or termination of this Deed Poll, or any non-contractual obligation arising out of or in connection with this Deed Poll, or the consequences of the nullity of this Deed Poll) and accordingly any legal action or proceedings arising out of or in connection with this Deed Poll ("Proceedings") may be brought in such courts. The Company irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Holders and shall not limit the right of the Holders to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).
6.	The Company irrevocably appoints “Kaspi Bank” Joint Stock Company, with offices at 68 Lombard Street, London, EC3V 9LJ as its agent in England to receive service of process in any Proceedings in England. The Company has agreed to receive service of process in any suit or Proceedings in New York by pre-paid post (given, made or served in accordance with Clause 16 of the Deposit Agreement) at its registered office in Kazakhstan. Any writ, judgment or other notice of legal process shall be sufficiently served on the Company if delivered to such relevant agent at its address for the time being. The Company irrevocably undertakes not to revoke the authority of such agent. If, for any reason, the Company does not have such an agent in England it will promptly appoint a substitute process agent and notify the Holders and the Depositary of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.
7.	Notwithstanding any other provision of this Deed Poll, the Company agrees that the Holders may elect, by notice in writing to the Company issued no later than the filing of a defence in any Proceedings, that the Dispute be resolved by arbitration and not litigation. In such case, the Dispute shall be referred to arbitration under the Rules of the London Court of International Arbitration (the "Rules") and finally resolved by arbitration under the Rules which Rules are deemed to be incorporated by reference into this Clause. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
8.	If any Holder elects arbitration proceedings in accordance with Clause 7, the Company and the Holders agree that:
(a)	the number of arbitrators shall be three, appointed by the London Court of International Arbitration in accordance with its Rules;

(b)       the place of the arbitration shall be London;

(c)       the language to be used in the arbitration proceedings shall be English; and

(d)	the decision and award of the arbitration shall be final and binding on the parties from the day it is made.
9.	The governing law of this arbitration agreement shall be the substantive law of England, excluding conflict of law rules.
10.	If Proceedings have been initiated by the Company in a court of competent jurisdiction at the time that any Holder elects to submit the matter to arbitration in accordance with Clause 7, then the Company agrees that it shall discontinue such Proceedings without delay unless the Holder is deemed to have waived such right by substantially participating in the Proceedings without having raised its right under this Clause.
11.	If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an "Existing Dispute"), or arises out of substantially the same facts as are the subject of an Existing Dispute, or a dispute, controversy or claim, arising out of or in connection with the Conditions or this Deed Poll, whether in tort, contract, statute or otherwise, including any question regarding their existence, validity, interpretation, breach or termination (in any such case a "Related Dispute" provided that such Related Dispute has been or is to be submitted to arbitration), the arbitrators appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the arbitrators in respect of any Related Dispute, save where the arbitrators consider such appointment to be inappropriate.
12.	The arbitrators, upon the request of one of the parties to a Dispute or Related Dispute or any of the Holders or the Company which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute or Related Dispute, may join any Holder, the Depositary or the Company to any reference to arbitration proceedings in relation to that Dispute or Related Dispute and may make a single, final award determining all Disputes and Related Disputes between them. The Company and the Holders hereby consent to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute or Related Dispute, and to accept joinder of any party requesting to be joined in accordance with this Clause 12.
13.	Where, pursuant to the above provisions, the same arbitrators have been appointed in relation to an Existing Dispute and one or more Related Disputes, the arbitrators may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the arbitrators think fit. The arbitrators shall have power to make such directions and any provisional, interim or partial awards as they consider just and desirable.
14.	Nothing in these dispute resolution provisions shall be construed as preventing any party from seeking conservatory or similar interim relief in any court of competent jurisdiction.
15.	The parties hereby agree to waive any right of appeal to any court of law or other judicial authority in so far as such waiver may be validly made.
16.	Without prejudice to the powers of the arbitrators provided in the Rules, statute or otherwise, the arbitrators shall have power at any time, following the written request (with reasons) of any party at any time, and after due consideration of any written and/or oral response(s) to such request made within such time periods as the arbitrators shall determine, to make an award in favour of the claimant(s) (or the respondent(s) if a counterclaim) in respect of any claims (or counterclaims) if it appears to the arbitrators that there is no reasonably arguable defence to those claims (or counterclaims), either at all or except as to the amount of any damages or other sum to be awarded.
17.	The parties agree that in no circumstances will they request the arbitrators to, and the arbitrators shall have no authority to, exercise any power to award damages which are not calculated by reference to the party's actual costs or to award any loss of profit whatsoever or any consequential, special or punitive damages.
18.	To the extent that the Company may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Company or its assets or revenues, the Company agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.
19.	Although this Deed Poll may be translated into the Kazakh language, the Kazakh version of this Deed Poll is for informational purposes only. In the event of any discrepancies between the English version and the Kazakh version of this Deed Poll, or any dispute regarding the interpretation of any provision in the English version or Kazakh version of this Deed Poll, the English version of this Deed Poll shall prevail and questions of interpretation shall be addressed solely in the English language.

EXECUTED as a deed under seal by

KASPI.KZ JSC

acting by: _____________________________________

Print Name: _____________________________________

in the presence of: _____________________________________

Print Witness Name: _____________________________________

Witness Address: _____________________________________

Witness Occupation: _____________________________________

EXHIBIT B
Letter of Representations

The Depository Trust Company

A subsidiary of the Depository Trust & Clearing Corporation

BLANKET ISSUER LETTER OF REPRESENTATIONS

(To be completed by Issuer and Co-Issuer(s), if applicable)

____________________________________________________________

(Name of issuer and Co-Issuer(s), if applicable)

_________________________

(Date)

The Depository Trust Company

18301 Bermuda Green Drive

Tampa, FL 33647

Attention: Underwriting Department

Ladies and Gentlemen:

This letter sets forth our understanding with respect to all issues (the "Securities") that Issuer shall request to be made eligible for deposit by The Depository Trust Company ("DTC").

Issuer is: (Note: Issuer shall represent one and cross out the other,)

[incorporated in] [formed under the laws of: _______________________________________

To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Securities, Issuer represents to DTC that issuer will comply with the requirements stated in DTC's Operational Arrangements, as they may be amended from time to time.

Very truly yours,

Note: Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.
(Issuer)
By: ___________________________________ (Authorised Officer's Signature)

(Print Name)
(Street Address)
(City) (State) (Country) (Zip Code)
(Phone Number)
(E-Mail)

The Depository Trust Company

A subsidiary of the Depository Trust & Clearing Corporation

Additional Signature Page to

BLANKET ISSUER LETTER OF REPRESENTATIONS

For use with Co-Issuers

____________________________________________________________

(Name of issuer and Co-Issuer(s), if applicable)

(Issuer)
By: ___________________________________ (Authorised Officer's Signature)

(Print Name)
(Street Address)
(City) (State) (Country) (Zip Code)
(Phone Number)
(E-Mail)

SCHEDULE A

(To Blanket Issuer Letter of Representations)

SAMPLE OFFERING DOCUMENT LANGUAGE
DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by OTC-bracketed material may be applicable only to certain issues)

1.	The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of[any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]
2.	DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "cl earing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.
3.	Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC 's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.
4.	To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
5.	Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities m ay wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]
6.	[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]
7.	Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
8.	Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DT C's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
9.	[A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Ten der/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]
10.	DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.
11.	Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.
12.	The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

KASPI.KZ JSC

By:

Print Name:

Title:

THE BANK OF NEW YORK MELLON

By:

Print Name:

Title:

[1]	Include if issued in respect of Shares or in exchange for an interest in a Rule 144A Master GDR.
[2]	Include if issued in respect of Shares or in exchange for an interest in a Regulation S Master GDR.